Exhibit 10.1

OMNIBUS AMENDMENT AND RESTATEMENT
This OMNIBUS AMENDMENT AND RESTATEMENT, dated as of August 8, 2023 (this “Amendment”), is entered into by and among Domo, Inc., a Delaware corporation (“Parent” and, in such capacity, “Borrower”), Domo, Inc., a Utah corporation (“Domo Utah” and, in such capacity, “Co-Borrower”), the Lenders (as defined below) and Obsidian Agency Services, Inc., a California corporation, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent” and together with the Collateral Agent, the “Agents” and, individually, an “Agent”).
WHEREAS Borrower, Co-Borrower, Collateral Agent, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent are parties to (a) that certain Loan and Security Agreement, dated as of December 5, 2017 (as amended by that certain First Amendment to Loan and Security Agreement and Pledge Agreement, dated as of April 17, 2018, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of August 8, 2018, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of January 4, 2019, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of August 7, 2020, and as otherwise further amended, restated, supplemented or modified and in effect immediately prior to the Restatement Date (as defined below), the “Existing Loan and Security Agreement” and, the Existing Loan and Security Agreement as modified by this Amendment, the “Loan and Security Agreement”) and (b) that certain Intellectual Property Security Agreement, dated as of December 5, 2017 (the “Existing IPSA” and, the Existing IPSA as modified by this Amendment, the “IPSA”);
WHEREAS Borrower and the Lenders wish to amend and restate each of the Existing Loan and Security Agreement and Existing IPSA in its entirety as set forth herein (the “Amendment and Restatement”); and
WHEREAS it is the intention of all parties hereto that following the Restatement Date (a) the Existing Loan and Security Agreement as modified by the Amendment and Restatement will be a continuation of the Existing Loan and Security Agreement and Existing IPSA, (b) the security interests granted under the Security Documents shall continue in full force and effect and (c) the Collateral securing the Obligations under Loan and Security Agreement will continue to secure the Obligations under the Amended and Restated Agreement as set forth therein;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:
Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Loan and Security Agreement are used herein as defined therein.
Section 2. [Reserved].
Section 3. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 6 of this Amendment, but effective as of the date hereof:
(a) The Existing Loan and Security Agreement is hereby amended as set forth in Annex A hereto (stricken text shall be deleted from the Existing Loan and Security Agreement (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Existing Loan and Security Agreement (indicated textually in the same manner as the following examples: double-underlined text)).

(b)Exhibits A and E of the Existing Loan and Security Agreement are hereby amended and restated in their entirety with such Exhibits attached hereto as Annex B.
(c)Schedule 5.13 is hereby added to the Existing Loan and Security Agreement in the form attached hereto as Annex C.
(d)The Existing IPSA is hereby amended as set forth in Annex D hereto (stricken text shall be deleted from the Existing IPSA (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Existing IPSA (indicated textually in the same manner as the following examples: double-underlined text)).
Section 4. Reaffirmation. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) agrees that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Security Documents and the other Loan Documents, and (c) agrees that this Amendment and any documents executed in connection herewith shall not impair or otherwise adversely affect any of the guarantees or Liens provided or granted pursuant to the Loan Documents. Each Security Document, each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder shall continue to be in full force and effect and each Loan Party reaffirms each Security Document, each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder.
Section 5. Representations and Warranties. To induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders, as to itself and each of its subsidiaries, that:
(a)Each Loan Party has the requisite power and authority and has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and the performance of the Loan and Security Agreement and the IPSA. This Amendment has been duly executed and delivered by such Loan Party and each of this Amendment, the Loan and Security Agreement and the IPSA constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b) The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of this Amendment and the performance by Borrower of the Loan and Security Agreement and the IPSA do not (i) require any action, consent or approval of, registration or filing with or any other action by any Governmental Authority that has not been obtained, (ii) violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (iii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument to which a Loan Party is a party, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party (other than the Liens created under the Loan Documents).
(c)The representations and warranties set forth in Section 4 of the Loan and Security Agreement, and in each of the other Loan Documents, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4 to “this Agreement” included reference to this Amendment.
(d)There exists no Default or Event of Default.
Section 6. Conditions Precedent. The Amendment and Restatement set forth in Section 3, shall become effective upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Restatement Date”):
(a)     The Administrative Agent shall have received counterparts of this Amendment executed by Borrower, the other Loan Parties, the Collateral Agent, the Administrative Agent and the Lenders.
(b)     The representations and warranties set forth in this Amendment shall be true and correct in all material respects on the Restatement Date.
(c)     No Default or Event of Default shall have occurred and be continuing as of the Restatement Date.
(d)     The Administrative Agent and the Lenders shall have received, each of the following in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:
    (i)    certificates duly executed by the secretary of Borrower and each other Loan Party attaching approved Borrowing Resolutions, current Certificate of Incorporation (or equivalent document), Bylaws (or equivalent document) and a good standing certificate from the jurisdiction of Borrower’s and any other Loan Party’s formation, and certifying as to the incumbency and specimen signature of each officer executing any Loan Document;
(ii)     a certificate, dated as of the Restatement Date and signed by a Responsible Officer of Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Section;
(iii)     a Joinder, dated as of the Restatement Date, duly executed by Domo Utah and the Collateral Agent; and
(iv)    an updated Perfection Certificate.
(e)    The Administrative Agent, the Collateral Agent and the Lenders shall have received all fees, Agent Expenses, Lender Expenses and other amounts due and payable on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required under any Loan Document.
Section 7. [Reserved].
Section 8. Miscellaneous.
(a) Each Loan Party, jointly and severally, agrees to reimburse the Administrative Agent, the Collateral Agent, the Lenders and their respective Affiliates, on the Restatement Date, for all reasonable out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent, the Collateral Agent, the

Lenders or such Affiliates in connection with the preparation, negotiation, execution, administration and delivery of this Amendment and the documents delivered in connection herewith.
(b) References in the Loan and Security Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and references to the Loan and Security Agreement and IPSA in other Loan Documents shall in each case be deemed to be references to the Existing Loan and Security Agreement and Existing IPSA, respectively, as amended hereby.
(c) This Amendment shall constitute a Loan Document for purposes of the Loan and Security Agreement and the other Loan Documents, and except as specifically modified by this Amendment, the Existing Loan and Security Agreement, the Existing IPSA and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.
(d) The execution, delivery and performance of this Amendment shall not constitute a forbearance, waiver, consent or amendment of any other provision of, or operate as a forbearance or waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Loan and Security Agreement, the IPSA or any of the other Loan Documents, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect. This Amendment does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Loan Documents.
(e) This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
(f) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be effective as delivery of a manually executed counterpart of this Amendment. Each party hereto agrees and acknowledges that (i) the transaction consisting of this Amendment may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Amendment using an electronic signature, it is signing, adopting and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper and (iii) it is being provided with an electronic or paper copy of this Amendment in a usable format.
(g) This Amendment, the Loan and Security Agreement, the IPSA and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
(h) The parties hereto agree that, notwithstanding the terms of Section 1.3 of the Existing Loan and Security Agreement, (i) interest on all of the Loans outstanding immediately prior to the Restatement Date (all of which are Term Loans which accrue interest at the Term Loan Alternate Base Rate (as defined in the Existing Loan and Security Agreement)) shall be converted to SOFR Loans with an Interest Period of three months under the Loan and Security Agreement as of August 1, 2023, (ii) from August 1, 2023, interest on such Loans shall accrue in accordance with the terms of the Loan and Security Agreement as modified by this Amendment at Adjusted Term SOFR and (iii) all unpaid interest accrued on such Loans before and after the Restatement Date shall be payable on the next Interest Payment Date applicable to such Loan in accordance with Section 1.3 of the Loan and Security Agreement.
Section 9. Administrative Agent Authorization. Each of the undersigned Lenders, constituting the Required Lenders, hereby authorizes the Administrative Agent to execute and deliver this Amendment and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment and Restatement to be duly executed and delivered as of the day and year first above written.

DOMO, INC., a Delaware corporation, as Borrower
By
/s/ David Jolley
Name: David Jolley
Title: Chief Financial Officer

DOMO, INC., a Utah corporation, as a Loan Party
By
/s/ David Jolley
Name: David Jolley
Title: Chief Financial Officer and Treasurer

Signature Page to Omnibus Amendment and Restatement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent
by
/s/ Joseph B. Feil
Name: Joseph B. Feil
Title: Vice President

OBSIDIAN AGENCY SERVICES, INC., as Administrative Agent
by
/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Chief Executive Officer

Signature Page to Omnibus Amendment and Restatement

LENDERS:

Special Value Continuation Partners, LP
Tennenbaum Enhanced Yield Funding I, LLC
Tennenbaum Energy Opportunities Co, LLC
TCP Direct Lending Fund VIII-U, LLC
TCP Direct Lending Fund VIII-A, LLC
TCP DLF VIII-L Funding, LP
TCP Funding II, LLC
TCPC Funding I, LLC
Each as Lenders

On behalf of each of the above entities:

By: Tennenbaum Capital Partners, LLC

Its: Investment Manager

by
/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

BlackRock DLF IX 2019-G CLO, LLC
as Lender

by
/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

Signature Page to Omnibus Amendment and Restatement

ANNEX A

Amended and Restated Loan and Security Agreement

[see attached]

Conformed through the First Amendment, dated as of April 17, 2018
Conformed through the Second Amendment, dated as of August 8, 2018
Conformed through the Third Amendment, dated as of January 4, 2019
Conformed through the Fourth Amendment, dated as of August 7, 2020
Conformed through the Omnibus Amendment and Restatement and Limited Waiver,
dated as of August 8, 2023
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of ~~December 5~~August 8, ~~2017~~2023 (the “~~Effective~~Restatement Date”), is entered into ~~between~~by and among Domo, Inc., a Delaware corporation (“~~Borrower” or “Parent”)~~Parent” and, in such capacity, “Borrower”), Domo, Inc., a Utah corporation (“Domo Utah” and, in such capacity, “Co-Borrower” as defined in the Utah Joinder), each Lender (as defined in Section 14), Wilmington Trust, National Association, as administrative agent for ~~the~~ Lenders (in such capacity, ~~the~~ “Administrative Agent”)~~,~~  and Obsidian Agency Services, Inc., a California corporation, as collateral agent for the Lenders (in such capacity, ~~the~~ “Collateral Agent”), and provides the terms on which Lenders shall lend to Borrower and Borrower shall repay Lenders.
WHEREAS Borrower, Lenders (as defined in the Original Loan Agreement), Administrative Agent and Collateral Agent (as defined in the Original Loan Agreement) entered into that certain Loan and Security Agreement, dated as of December 5, 2017 (as amended by that certain First Amendment to Loan and Security Agreement and Pledge Agreement, dated as of April 17, 2018, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of August 8, 2018, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of January 4, 2019, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of August 7, 2020, and as otherwise further amended, restated, supplemented or modified and in effect immediately prior to the Restatement Date, the “Original Loan Agreement”), pursuant to which Lenders (as defined in the Original Loan Agreement) have extended to Borrower the Term Loan (as defined below) on the terms and conditions set forth in the Original Loan Agreement; and
WHEREAS Borrower, Lenders party hereto, Administrative Agent and Collateral Agent now desire to amend and restate the Original Loan Agreement to document the terms and conditions set forth in this Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
SECTION 1. LOAN AND TERMS OF PAYMENT
1.1.    Promise to Pay. Borrower hereby unconditionally promises to pay to Administrative Agent, for the benefit of Lenders and Agents, the outstanding principal amount of all Credit Extensions, all accrued and unpaid interest thereon and all other Obligations as and when due in accordance with this Agreement. Co-Borrower hereby agrees, pursuant to the Utah Joinder, that it is jointly and severally liable, hereunder and under the other Loan Documents, in consideration of the financial accommodations to be provided by Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrower and Co-Borrower, and in consideration of the undertakings of Borrower, to accept joint and several liability for the Obligations. Co-Borrower agrees that each reference to “Borrower” in this Agreement shall be deemed to be a reference to Co-Borrower except with respect to those provisions set forth in Section 2 to the Utah Joinder.
1.2.    Term Loan.
(a)Availability. Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make Credit Extensions under the Term Loan to Borrower in proportion to such Lender’s applicable Term Loan Commitment in accordance with Schedule 1.2, and Borrower agrees to request on the Effective Date a Credit Extension for at least $50,000,000 of the Term Loan. After the initial draw and through and including April 30,

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2018, and subject to (i) the terms and conditions of this Agreement, and (ii) delivery of the Retention Report to Collateral Agent, Borrower may request a single additional Credit Extension for the remaining unborrowed amount of the Term Loan; provided that no Lender shall be required to make any Credit Extension from and after the Restatement Date. After repayment or prepayment, Credit Extensions made under the Term Loan may not be reborrowed. Under no circumstances shall a Lender be required to make Credit Extensions in excess of the commitment amount listed next to such Lender’s name on Schedule 1.2, or make a Credit Extension after April 30, 2018.
(b)Repayment. Each Credit Extension made under the Term Loan shall not require scheduled principal payments and shall be “interest-only” until the Term Loan Maturity Date, with interest calculated as set forth in Section 1.3. The outstanding principal amount of each Credit Extension, and any accrued and unpaid interest thereon, shall be due and payable in full on the Term Loan Maturity Date. Any Obligations remaining outstanding on the Term Loan Maturity Date shall be due and payable in full on the Term Loan Maturity Date.
(c)Prepayment.
(i)    Mandatory Prepayment Upon Acceleration. If repayment of the Term Loan is accelerated after the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to ~~the~~ Administrative Agent for the benefit of ~~the~~ Lenders and Agents (or, solely in the case of Agent Expenses, to the applicable Agent to whom such Agent Expenses are outstanding) an amount equal to the sum of (a) all outstanding principal with respect to the Term Loan (including, for the avoidance of doubt, any interest capitalized and added to principal pursuant to the terms herein), plus, without duplication for any capitalized interest, all accrued and unpaid interest thereon, (b) the Prepayment Fee, if any, (c) the Closing Fee (less any portion of such Closing Fee already paid pursuant to Section 1.2(c)(ii) hereof), ~~and~~ (d) the Amendment Fee, and (e) without duplication, all other sums, including Lender Expenses and Agent Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts.
(ii)    Voluntary Prepayment. After January 4, 2020, Borrower shall have the option to prepay all, or any part, of the Term Loan at any time provided Borrower (i) delivers written notice to Administrative Agent of its election to prepay the Term Loan at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (a) all or such part of the outstanding principal (including, for the avoidance of doubt, any interest capitalized and added to principal pursuant to the terms herein) with respect to the Term Loan set forth in its notice, plus all accrued and unpaid interest thereon, (b) the Prepayment Fee, (c) the Closing Fee (or pro rata portion if less than the full amount of the outstanding Term Loan is repaid), ~~and~~ (d) the Amendment Fee (or pro rata portion if less than the full amount of the outstanding Term Loan is repaid), and (e) without duplication, all other sums, including Lender Expenses and Agent Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts. For the avoidance of doubt, Borrower shall not be allowed to voluntarily prepay any part of the Term Loan prior to January 4, 2020, without Collateral Agent’s prior written consent.
1.3.    Payment of Interest on the Credit Extensions
(a)Computation of Interest. Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date

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of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.
(b)Credit Extensions. ~~Each~~Subject to Section 1.8, each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at (i) the Term Loan Interest Rate, and (ii) the Term Loan PIK Interest Rate (until, for the avoidance of doubt, such interest is capitalized and added to principal amount of the applicable Credit Extension pursuant to the terms herein). Interest charged at the Term Loan Interest Rate shall be paid in Cash in arrears on each Interest Payment Date. Interest charged at the Term Loan PIK Interest Rate shall be assessed in arrears and added to the principal balance of each Credit Extension on each Interest Payment Date. Accrued and unpaid interest charged at the Term Loan Interest Rate, and any interest charged at the Term Loan PIK Interest Rate and added to the principal balance of any Credit Extension, shall also be paid on the date of any prepayment or repayment of any Credit Extension pursuant to this Agreement for the portion of any Credit Extension so prepaid or repaid and accrued and unpaid interest, regardless of type, shall be paid upon payment (including prepayment) in full thereof.
(c)Default Interest. At Collateral Agent’s election (with respect to which written notice will be provided by Collateral Agent to Administrative Agent, Borrower and Lenders), upon the occurrence and during the continuation of an Event of Default, which election can be retroactive to the date of the Event of Default, and subject to the limitation in Section 13.3 herein, Obligations shall bear interest at five percent (5.00%) above the Term Loan Interest Rate effective immediately before the Event of Default (the “Default Rate”). Without limiting the generality of the foregoing, upon the curing or waiver of any Event of Default, the interest applicable to the Obligations shall revert to the interest applicable immediately prior to the occurrence of such Event of Default. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses and Agent Expenses) but are not paid when due shall bear interest until paid at the Default Rate measured from the Term Loan Interest Rate. Payment or acceptance of the increased interest provided in this Section 1.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agents or Lender.
(d)Interest Rate ~~Changes. Each change in the Term Loan Interest Rate shall be effective on the effective date of the change in the LIBOR Rate, provided however, that Borrower shall not be responsible for paying any increased amount until either Administrative Agent or Collateral Agent has notified Borrower of the change. Administrative Agent shall use its best efforts to give Borrower prompt notice of any such change; provided, however, that any failure~~Determination. The applicable Prime Rate or Adjusted Term SOFR for each Interest Period or day within an Interest Period, as the case may be, shall be determined by Administrative Agent ~~to provide Borrower with notice hereunder shall not affect its right to make changes in the Term Loan Interest Rate~~, and such determination shall be conclusive absent manifest error.
~~(e) LIBOR Adjustment. Notwithstanding anything herein to the contrary, in the event Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Term Loan are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining loans at the LIBOR Rate or that reasonable means do not exist for ascertaining the LIBOR Rate, Administrative Agent will, as soon as practicable thereafter, provide notice of such determination to Borrower (a “LIBOR Unavailability Notice”). In the~~

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~~event of any such determination, until Administrative Agent shall have advised Borrower that the circumstances giving rise to such notice no longer exist, interest on the Term Loan shall accrue by reference to the Term Loan Alternate Base Rate, and any reference herein to Term Loan Interest Rate shall instead be deemed to be a reference to Term Loan Alternate Base Rate. Each determination by Administrative Agent under this Section 1.3(e) shall be conclusive absent manifest error. Notwithstanding the forgoing, interest shall continue to accrue at the Term Loan PIK Interest Rate as otherwise provided herein until such interest is capitalized and added to principal as provided hereunder.~~
1.4.    Method of Payment. Unless otherwise approved by Collateral Agent in its reasonable discretion, all payments to be made by Borrower under any of the Loan Documents shall be made by same day wire transfer to Administrative Agent for the benefit of Lenders and Agents in accordance with the wire transfer instructions as provided in writing by Administrative Agent, as may be updated in writing from time to time by Administrative Agent. Notwithstanding the foregoing, Borrower authorizes ~~the~~ Collateral Agent to process payment of all Obligations by debiting Borrower’s account as provided in the ACH Debit Consent, and notice shall be provided to Borrower and Administrative Agent should any payment be processed.
1.5.    Fees.
(a)Commitment Fee. Borrower shall pay the Commitment Fee on the Effective Date, which fee shall be non-refundable and deemed fully earned on the Effective Date. Lenders may deduct the Commitment Fee from the initial Credit Extension.
(b)Prepayment Fee. Borrower shall pay the Prepayment Fee, if and when due hereunder.
(c)Lender Expenses. Borrower shall pay all Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of the Loan Documents not to exceed $100,000 prior to the Effective Date) incurred through and after the Effective Date, on demand. Lender may deduct ~~the~~ Lender Expenses from any Credit Extension.
(d)Origination Fee. Borrower has paid the Origination Fee, which fee is deemed fully earned when paid, and shall be used to offset Lender Expenses relating to diligence and other expenses (other than attorneys’ fees and expenses) incurred prior to the Effective Date.
(e)Closing Fee. Borrower shall pay the Closing Fee at the earliest of (i) the date the Term Loan is prepaid, provided however, if the prepayment is for less than the full amount of the Term Loan, the Closing Fee shall be prorated based on the principal amount of the Term Loan that is prepaid, (ii) the Term Loan Maturity Date, and (iii) the date the Term Loan becomes due and payable, which fee shall be deemed fully earned on the Effective Date notwithstanding its receipt at a different time.
(f)Modification Fee. Borrower shall pay the Modification Fee at the earliest of (i) the closing of an Acquisition, and (ii) December 4, 2027, provided however, if Parent completes its Initial Public Offering before either such date, then Borrower shall no longer have any obligation to pay the Modification Fee. The parties hereto acknowledge and agree that Parent completed its Initial Public Offering on July 3, 2018 and Borrower does not have an obligation to pay the Modification Fee.
(g)Amendment Fee. The Amendment Fee shall bear interest on the outstanding amount thereof at the Amendment Fee PIK Interest Rate from the Fourth Amendment Effective Date until paid in full ~~at the Amendment Fee PIK Interest Rate~~. Interest

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charged on the Amendment Fee shall be added to increase the balance of such Amendment Fee on each Interest Payment Date. Borrower shall pay the Amendment Fee, together with interest accrued thereon at the Amendment Fee PIK Interest Rate and added to the principal balance of the Amendment Fee on each Interest Payment Date, at the earliest of (i) the date the Term Loan is prepaid, provided however, if the prepayment is for less than the full amount of the Term Loan, the Amendment Fee and accrued and unpaid interest shall be prorated based on the principal amount of the Term Loan that is prepaid, (ii) the Term Loan Maturity Date, and (iii) the date the Term Loan becomes due and payable, which fee shall be deemed fully earned on the Fourth Amendment Effective Date notwithstanding its receipt at a different time.
1.6.    Payments; Application of Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. California time on the date when due. Payments of principal and/or interest received after 12:00 p.m. California time may be considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. The order and method of application of funds with respect to principal, interest and fees owed shall be made in the sole discretion of Collateral Agent, and Collateral Agent shall promptly advise Administrative Agent in writing thereof.
1.7.    Promissory Notes. Notwithstanding anything to the contrary contained in this Agreement, Notes shall only be delivered to Lenders on request of Collateral Agent. No failure of Agents or any Lender to request or obtain a Note evidencing the Credit Extensions to Borrower shall affect or in any manner impair the obligations of Borrower to pay the Credit Extensions (and all related Obligations) incurred by Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Loan Documents. At any time when Collateral Agent requests the delivery of a Note to evidence any of the Credit Extensions, Borrower shall promptly execute and deliver to Collateral Agent for further distribution to the applicable Lender the requested Note in the appropriate amount or amounts to evidence such Credit Extensions.
~~1.8.    Reserved.~~
1.8.    Alternate Rate of Interest.
(a)Notwithstanding anything herein to the contrary, in the event Collateral Agent shall have determined that Adjusted Term SOFR will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining SOFR Loans during such Interest Period, or that reasonable means do not exist for ascertaining Adjusted Term SOFR, Collateral Agent shall, as soon as practicable thereafter, give written or e-mail notice of such determination to Borrower, Administrative Agent and Lenders. In the event of any such determination (which shall not, in itself, cause a Benchmark Replacement to occur), until Collateral Agent shall have advised Borrower, Administrative Agent and Lenders that the circumstances giving rise to such notice no longer exist, any request by Borrower for a Credit Extension pursuant to Section 1.2 and 2.4 shall be deemed to be a request for a Credit Extension at the Term Loan Alternate Base Rate. Each determination by Collateral Agent under this Section shall be conclusive absent manifest error.
(b)(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Administrative Agent (at the

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direction of Collateral Agent) and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., California time, on the fifth Business Day after Collateral Agent has posted such proposed amendment to all Lenders and Borrower. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this clause (b) shall occur prior to the applicable Benchmark Transition Start Date.

(ii)    In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent (at the direction of Collateral Agent) shall have the right to make Benchmark Replacement Conforming Changes in consultation with Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)    Collateral Agent shall promptly notify Borrower, Administrative Agent and Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Collateral Agent or Lenders pursuant to this Section 1.8(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 1.8(b).
(iv)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent (at the direction of Collateral Agent) in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent (at the direction of Collateral Agent) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent (at the direction of Collateral Agent) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
1.9.    Pro Rata Treatment. Except as otherwise provided in this Agreement, Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of Borrower in respect of any Obligations hereunder, Administrative Agent shall distribute such

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payment to Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) on a pro rata basis among ~~the~~ Lenders in accordance with their respective Pro Rata Percentage.
1.10.     Ratable Sharing. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Bankruptcy Law, or by any other means (but excluding any sale or participation of its Loan to a Person other than Borrower or an Affiliate thereof, which shall be included), obtain payment (voluntary or involuntary) in respect of any principal of or interest on any Credit Extension as a result of which the unpaid principal portion of its Credit Extensions shall be proportionately less than the unpaid principal portion of the Credit Extensions of any other Lender, it shall (a) notify Collateral Agent and Administrative Agent of such fact and (b) be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Credit Extensions of such other Lender, so that the aggregate unpaid principal amount of the Credit Extensions and participations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Credit Extensions then outstanding as the principal amount of its Credit Extensions prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Credit Extensions outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 1.10 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Loan Parties expressly consent to the foregoing arrangements and agree that any Lender holding a participation in the Term Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim or other event with respect to any and all moneys owing by the Loan Parties to such Lender by reason thereof as fully as if such Lender had made a Term Loan directly to Borrower in the amount of such participation.
1.11.    Taxes.
(a)     Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a Loan Party or Administrative Agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.
(b)Borrower shall, or shall cause each of the Loan Parties to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(c)The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Administrative Agent or a Lender shall be conclusive absent manifest error.
(d)Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Administrative Agent has not already been indemnified by any of the Loan Parties for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1(f) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to Lender from any other source against any amount due to Administrative Agent under this paragraph (d).
(e)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 1.11, Borrower shall, or shall cause the Loan Party to, deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(f)(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times prescribed by applicable law, or as reasonably requested by Borrower or Administrative Agent such properly completed and executed documentation prescribed by applicable law or as reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)    Without limiting the generality of the foregoing, any Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent), whichever of the following is applicable:
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or

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Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall deliver to Borrower and Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent) whichever of the following is applicable:
i.in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
ii.executed originals of IRS Form W-8ECI;
iii.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit I-1 to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E;
iv.to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed originals of IRS Form W-8IMY, accompanied by an IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; or

v.executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made.
(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary

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for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(g).If Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 1.11 (including by the payment of additional amounts pursuant to this Section 1.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.
(h).Nothing contained in this Section 1.11 shall require any Lender (or any transferee or assignee) or Administrative Agent to make available any of its Tax Returns or any other information that it reasonably deems to be confidential or proprietary.
SECTION 2. CONDITIONS OF CREDIT EXTENSIONS
2.1.    Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the initial Credit Extension on the Effective Date ~~is~~was subject to the condition precedent that Collateral Agent and Administrative Agent shall have received, in form and substance satisfactory to Collateral Agent and Administrative Agent, such documents, and evidence of completion of such other matters, as Collateral Agent may reasonably deem necessary or appropriate, including, without limitation:
(a)duly executed signatures to the Loan Documents;
(b)duly executed certificate from Borrower and any Joining Party’s secretary containing approved Borrowing Resolutions, current Certificate of Incorporation (or equivalent document), Bylaws and a good standing certificate from the jurisdiction of Borrower’s and any Joining Party’s formation as well as any state where they maintain a business presence, and certifying as to the incumbency and specimen signature of each officer executing any Loan Document;
(c)any other documentation Collateral Agent or Administrative Agent (at the direction or with the consent of the Required Lenders) reasonably requests;

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(d)all documentation and other information which Agents or Lenders reasonably request with respect to ~~the~~ Borrower in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, including an IRS Form W-9 or applicable tax forms; and
(e)payment of the ~~[~~Origination Fee (which has been paid)~~,]~~, Commitment Fee, and Lender Expenses; and
(f)a payoff letter from Silicon Valley Bank for certain secured Indebtedness of Borrower.
2.2.    Conditions Precedent to all Credit Extensions. Each Lender’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a)timely receipt of a completed Notice of Borrowing;
(b)the representations and warranties in this Agreement shall be true, accurate, and complete on the date of the Notice of Borrowing and on the Funding Date of each Credit Extension, provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete, provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete as of such date; and
(c)in Collateral Agent’s reasonable discretion, there has not been any material impairment in the Collateral, general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations.
2.3.    Covenant to Deliver. Borrower agrees to deliver to Lenders and the Agents each item required to be delivered to Lender or the respective Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Lender or the Agents of any such item shall not constitute a waiver by Lender or the Agents of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in ~~the~~ Lender’s sole discretion, subject to the consent of the Agents.
2.4.    Procedure for the Borrowing of Credit Extensions. Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, a Credit Extension shall be made upon Borrower’s irrevocable written notice delivered to Administrative Agent in the form of a completed Notice of Borrowing executed by a Responsible Officer of Borrower or without instructions at the direction of Collateral Agent or the Required Lenders if the Credit Extensions are necessary to meet Obligations which have become due. Such Notice of Borrowing must be received by Administrative Agent prior to 12:00 p.m. California time at least three (3) Business Days prior to the requested Funding Date, provided that the Notice of Borrowing for the Credit Extension to be made on the Effective Date may be provided on the Effective Date. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of a Credit Extension and each Lender shall deliver its Pro Rata Percentage of such Credit Extension to ~~the~~ Administrative Agent, by wire transfer in immediately available funds, no later than 12:00 pm California time on the Borrowing Date. Upon written confirmation from Lenders that the terms and conditions set forth in Section 2 have been satisfied and receipt

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of all requested Loan funds, Administrative Agent shall transfer such funds to ~~the~~ Borrower by wire transfer in immediately available funds to the account or accounts designated in writing to Administrative Agent by ~~the~~ Borrower (either in the Notice of Borrowing or in a separate flow of funds memorandum provided to Administrative Agent on or before the Funding Date or Effective Date, as applicable). No Credit Extensions shall be deemed made to Borrower, and no interest shall accrue on any such Credit Extension, until the related funds have been deposited in the account specified in the applicable Notice of Borrowing.
SECTION 3. CREATION OF SECURITY INTEREST
3.1.    Grant of Security Interest. Borrower hereby grants Collateral Agent, for the benefit of Agents and Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the benefit of Agents and Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If Collateral Agent determines that the perfection of its security interest in any Collateral requires the recordation or filing of documentation other than a ~~Financing Statement~~financing statement, Borrower shall promptly execute such additional documentation upon presentation. If Collateral Agent determines that the perfection of its security interest in any Collateral requires the possession or control of such Collateral, Borrower shall, subject to Section 3.3, promptly deliver such Collateral to Collateral Agent or enter into a control agreement satisfactory to ~~the~~ Collateral Agent to establish such control.
3.2.    Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens described in Subsections (b)-(c) of the definition of Permitted Liens that may have superior priority to Collateral Agent’s Lien under this Agreement). If Borrower shall acquire a ~~Commercial Tort Claim~~commercial tort claim in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000), Borrower shall promptly notify Collateral Agent in a writing signed by Borrower of the general details thereof and upon request grant to Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.
3.3.    Termination. If this Agreement is terminated, Collateral Agent’s Lien on the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Collateral Agent shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower, and Collateral Agent shall, at Borrower’s sole cost and expense, execute such documentation and take such further action as may be reasonably necessary to make effective the termination contemplated by this Section 3.3. If at any time after such termination or Collateral Agent’s release of its security interest granted herein any Collateral or other property an Agent or a Lender receives in satisfaction of the Obligations is recovered, disgorged, set aside or otherwise avoided, or is subject to recovery, disgorgement, being set aside or avoided (whether through a formal court proceeding or otherwise) by or to Borrower, a bankruptcy trustee, a receiver or similar representative, then this Agreement and any other Loan Documents as Collateral Agent may elect shall be deemed revived, reinstated and in full force and effect as if the original termination did not occur, and Collateral Agent’s security interest and all other rights in the Collateral shall be deemed in full force and effect until the full and final repayment of all Obligations (other than inchoate indemnity obligations) in cash.

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3.4.    Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent (or its designee) to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect the Agents’ and Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate Agents’ and Lenders’ rights under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail all in Collateral Agent’s discretion. Each Loan Party also ratifies its authorization for Collateral Agent (and its designees) to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the Restatement Date.
SECTION 4. REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants as follows:
4.1.    Due Organization, Authorization; Power and Authority; Enforceability.
(a)Borrower is and each of its Subsidiaries are duly existing and in good standing (to the extent applicable with respect to any Foreign Subsidiary) as a Registered Organization in their jurisdiction of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower and each Loan Party has delivered to Collateral Agent a completed and signed certificate entitled “Perfection Certificate” and collectively, the “Perfection Certificates.” Borrower represents and warrants to Lenders and Agents, as of the ~~Effective~~Restatement Date, as of the date that each Compliance Certificate is to be delivered and as of the date each Compliance Certificate is delivered, that (i) Borrower and each Subsidiary’s exact legal name and address is as indicated in Section 4.1(a) of the Perfection Certificates; (ii) Borrower and each Subsidiary is an organization of the type and is organized in the jurisdiction set forth in Section 4.1(a) of the Perfection Certificates; (iii) Section 4.1(a) of the Perfection Certificates accurately sets forth Borrower and each Subsidiary’s organizational identification number or accurately states that there is none; (iv) Section 4.1(a) of the Perfection Certificates accurately sets forth the names (legal and “doing business as”), jurisdiction of formation, organizational structure or type, and organizational number assigned by its jurisdiction that Borrower and each Loan Party used for the past five (5) years; and (v) all other information set forth on the Perfection Certificates is accurate and complete (it being understood that (A) if any information contained in the Perfection Certificates changes after the ~~Effective~~Restatement Date and if that information relates to a Subsection of this Section 4 which specifically allows for information in the Perfection Certificates to be updated after the ~~Effective~~Restatement Date, Borrower and each Loan Party, as applicable, shall update such information in Borrower’s next timely delivered Compliance Certificate, (B) if any information contained in the Perfection Certificates changes after the ~~Effective~~Restatement Date due to a Permitted Acquisition or Permitted Strategic Investment, Borrower and each Loan Party, as applicable, shall be permitted to update such information by delivery of a written notice to Collateral Agent in Borrower’s next timely delivered Compliance Certificate and (C) that in each case any such update shall be effective only to update changes and not to correct errors). Borrower shall not be deemed in breach or default under this Agreement during the time between the date such information changes and the timely delivery to Collateral Agent of such updates. After the ~~Effective~~Restatement Date, Borrower and any Loan Party may update any information under Section 4.1(a) of the Perfection Certificates by delivery of a written notice to Collateral Agent.

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(b)The execution, delivery and performance by Borrower and each other Loan Party of the Loan Documents to which they are a party have been duly authorized, and do not (i) conflict with Borrower’s or any Loan Party’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower or any Subsidiary is bound.
(c) This Agreement has been duly executed and delivered by Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.2.    Collateral.
(a)Except as disclosed in the Perfection Certificates, Borrower has good title to, has rights in, and the power to Dispose of each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Pledged Accounts other than the Pledged Accounts (i) described in Section 4.2(a) of the Perfection Certificates (which may be amended to add or remove Pledged Accounts as provided by Section 4.1(a)(v)) delivered to Lenders and Collateral Agent in connection herewith, or (ii) of which Borrower has given Lenders and Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein. Borrower’s Accounts and those of its Subsidiaries are bona fide, existing obligations of the Account Debtors.
(b)The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in Section 4.2(b) of the Perfection Certificates, which may be amended to add or remove bailees as provided by Section 4.1(a)(v), above or as permitted pursuant to Section 6.3. Other than moveable items of personal property such as laptop computers having an aggregate book value of not more than $250,000, none of the components of the Collateral shall be maintained at locations other than as provided in Section 4.2(b) and Schedule H of the Perfection Certificates, which may be amended to add or remove bailees and real property locations as provided by Section 4.1(a)(v), above or as permitted pursuant to Section 6.3.
(c)To the extent that Inventory exists, all Borrower’s and its Subsidiaries’ Inventory is in all material respects of good and marketable quality, free from defect (other than defects that do not prevent satisfaction of the standard requirements for delivery and acceptance of such Inventory and except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established).
(d)Section 4.2(d) of the Perfection Certificates lists all registered Intellectual Property owned by Borrower and its Subsidiaries (other than over-the-counter software and other non-customized mass market licenses that are commercially available to the public), and may be updated to add or remove Intellectual Property as provided by Section 4.1(a)(v), above.

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Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (i) non-exclusive licenses granted to its customers in the ordinary course of business, (ii) Permitted Exclusive Licenses, (iii) over-the-counter software and other non-customized mass market licenses that are commercially available to the public, (iv) material Intellectual Property licensed to Borrower or its Subsidiaries and noted on the Perfection Certificates and (v) in connection with Permitted Liens. Except as specifically noted in Section 4.2(d) of the Perfection Certificates, each Loan Party has the full right and authority to Dispose of its Intellectual Property, and each of its Subsidiaries has the full right and authority to Dispose of its Intellectual Property. Except as specifically noted in Section 4.2(d) of the Perfection Certificates, each material Patent and Trademark which Borrower or any of its Subsidiaries own or purport to own (except to the extent no longer deemed material to the conduct of the business of ~~the~~ Borrower or its Subsidiaries in the good faith judgement of ~~the~~ Borrower) is valid and enforceable, and no part of such Intellectual Property has been judged invalid or unenforceable by a court of competent jurisdiction, in whole or in part except to the extent it could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in breach of any agreement related to their material Intellectual Property, and no claim has been made in writing that any part of such Intellectual Property violates the rights of any third party, in each case, except to the extent it could not reasonably be expected to have a Material Adverse Effect.
(e)Except as noted in Section 4.2(e) of the Perfection Certificates, neither Borrower nor any of its Subsidiaries are a party to, or bound by, any Restricted License. Section 4.2(e) of the Perfection Certificates may be updated as provided by Section 4.1(a)(v), above.
(f)Except as noted in Section 4.2(f) of the Perfection Certificates, Borrower’s ownership interests in the entities listed in Section 4.2(f) of the Perfection Certificates are uncertificated, and shall not be certificated unless Borrower and each of the entities listed in Section 4.2(f) of the Perfection Certificates comply with Section 6.12, below. Section 4.2(f) of the Perfection Certificates may be updated as provided by Section 4.1(a)(v), above.
4.3.    Accounts. Other than as listed in Section 4.3 of the Perfection Certificates, on the ~~Effective~~Restatement Date, Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor.
4.4.    Litigation; Governmental Action. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.
4.5.    Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lenders and Collateral Agent fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations (other than, in the case of unaudited financial statements, the absence of footnotes and normal year-end adjustments) for the periods presented. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lenders and Collateral Agent. There are no loans to Borrower’s or any of its Subsidiaries’ employees or directors, and there are no loans from such employees and directors to Borrower or any of its Subsidiaries other than unreimbursed expenses occurring in the ordinary course of business or as otherwise permitted under this Agreement. Parent’s and each of its subsidiaries’ fiscal year ends on January 31.
4.6.    Material Adverse Change; Solvency. As of each Funding Date, no Material Adverse Change has occurred since the date of the most recent financial statements submitted to Lenders and/or Collateral Agent (whether as required by this Agreement or otherwise provided)

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or is reasonably expected to occur. Borrower and its Subsidiaries, taken as a whole, are not Insolvent.
4.7.    Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to result in liability in excess of Two Million Five Hundred Thousand Dollars ($2,500,000). None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.
4.8.    Investments. Borrower and its Subsidiaries do not own any Equity Interests except for Permitted Investments.
4.9.    Tax Returns and Payments; Pension Contributions. Subject to the following sentence, Borrower and its Subsidiaries have timely filed all required Tax Returns and reports, and have timely paid all foreign, federal, state and local Taxes, assessments, deposits and contributions owed, in each case where such liability is in excess of $250,000. Borrower may, and may allow its Subsidiaries to, defer payment of any contested Taxes, provided that Borrower or its Subsidiaries, as applicable, (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested Taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”, in each case, subject to the immediately preceding sentence. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or its Subsidiaries’ prior tax years which could result in additional Taxes in excess of $250,000 becoming due and payable. Borrower and its Subsidiaries have paid all amounts necessary, if any, to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any material liability of Borrower or any of its Subsidiaries, including any material liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
4.10.    Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions (i) to refinance existing Indebtedness, (ii) as working capital and other general corporate purposes~~,~~  and (iii) to fund its general business requirements and not for personal, family, household or agricultural purposes.
4.11.     Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Lenders and

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Agents, or any of them, when taken as a whole, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lenders and Agents, or any of them, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lenders and Agents that projections and forecasts provided by Borrower or its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as a guarantee of financial results and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). All projections and forecasts Borrower or any Subsidiary provides to Lenders and Agents, or any of them, shall be provided in good faith and based on the most current information available to Borrower or such Subsidiary at the time of the delivery thereof to Lenders and Agents, or any of them.
4.12.     Capitalization and Organization. As of the ~~Effective~~Restatement Date, the capitalization of Borrower and its Subsidiaries is as set forth in Section 4.12(a) of the Perfection Certificates. The organizational structure of Borrower and its Subsidiaries is as set forth in Section 4.12(b) of the Perfection Certificates, which may be amended as provided by Section 4.1(a)(v). As of the ~~Effective~~Restatement Date, each of Parent’s Subsidiaries (other than Domo~~, Inc., a~~  Utah ~~corporation~~) qualifies as an Immaterial Foreign Subsidiary.
4.13.     Sanctioned Persons. None of Borrower or any ~~of its Subsidiaries, and to Borrower’s~~Subsidiary nor, to the knowledge~~, any of their directors, officers, agents, employees~~ of Borrower, any director, officer, agent, employee or Affiliate ~~is currently~~of Borrower or any Subsidiary is, or is owned or controlled by Persons that are: (i) the subject ~~to~~of any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. ~~Treasury~~ Department of Treasury (“OFAC”) or the U.S. Department of State (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (any such Persons in the foregoing clauses (i) and (ii), “Sanctioned Persons”); and Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of Borrower, the agents of Borrower and their Subsidiaries, are in compliance with all applicable Sanctions in all material respects. Borrower will not directly or indirectly use the proceeds of any Credit Extension or otherwise make available such proceeds to any Person, ~~for the purpose of~~or in any country or territory, that, at the time of such financing, is the ~~activities of~~subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person ~~currently subject to any U.S. sanctions administered by OFAC~~.
4.14.     Foreign Assets Control Regulations, Etc.
(a)Neither the borrowing of any Credit Extension by Borrower hereunder nor its use thereof will violate (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”), (iv) USA PATRIOT ACT, or (v) USA FREEDOM ACT. ~~No part of the Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.~~

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(b)Each of Borrower and the Subsidiaries and their respective directors, officers, agents, employees and any Person acting for or on behalf of Borrower or any Subsidiary, has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), and any other applicable anti-bribery or anti-corruption law, and it and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment, of anything of value to a Government Official while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (a) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (b) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (c) securing an improper advantage, in each case in order to obtain, retain or direct business.
(c)~~(b)~~ No Loan Party (i) is or will become a “blocked person” as described in Section 1.01 of the Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person.
(d)~~(c)~~ Each of the Loan Parties and its Affiliates are in compliance, in all material respects, with the USA PATRIOT ACT and the USA FREEDOM ACT.
4.15.    Definition of “knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.
SECTION 5. AFFIRMATIVE COVENANTS
Until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder, Borrower shall comply with each of the covenants in this Section 5:
5.1.    Government Compliance. Borrower shall maintain its and all its Subsidiaries’ legal existence and good standing (to the extent applicable) in their respective jurisdictions of formation and maintain qualification in each jurisdiction which requires such qualification to be maintained, except that Borrower’s Subsidiaries may be dissolved, liquidated or merged with another Person to the extent permitted by Section 6.4. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.
5.2.    Financial Statements, Reports, Certificates. Borrower shall deliver the following items to Collateral Agent:
~~(a) Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month (i) a company prepared consolidating income statement by function covering Borrower’s consolidated operations for such month, certified by a Responsible Officer, and (ii) a bookings report and retention report (collectively, the “Monthly Financial Statements”), the format of the items set forth in subsection (i) shall conform to the consolidating income statement by function Parent provided to Collateral Agent’s representative by email for September 2017 on November 10, 2017, (which for the avoidance of doubt, also includes a profit and loss statement and balance sheet), and the format of the items set forth in subsection (ii) shall conform to the excel spreadsheets Parent provided to Collateral Agent’s representative prior to the Effective Date. In lieu of delivering the bookings report and retention report, Borrower may make those reports available to Collateral Agent through its proprietary software platform. In addition, Parent shall provide Collateral Agent full viewing access to its~~

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~~proprietary software platform to monitor Parent’s consolidated financial information, which access shall include the Finance reports delivered to Collateral Agent’s representative on November 10, 2017;~~
(a)[Reserved].
(b)Quarterly Financial Statements. As soon as available, but no later than forty-five (45) days after the last day of each quarter (excluding the fiscal quarter corresponding to the end of Parent’s fiscal year), a company prepared consolidated balance sheet, cash flow statement, trended profit and loss statement non-GAAP with notes and comparative profit and loss statement non-GAAP with notes covering Borrower’s consolidated operations for such quarter setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer ~~and in the form previously provided to Collateral Agent’s representative for Borrower’s fiscal quarter ended July 31, 2017 (the “Quarterly Financial Statements”)~~;
(c)Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of Parent’s fiscal year, audited consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year and in a form reasonably acceptable to Collateral Agent, together with an unqualified opinion (other than a qualification with respect to “going concern” for Parent’s fiscal year ending January 31, 2018) on the financial statements from an independent certified public accounting firm reasonably acceptable to Collateral Agent to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” section if otherwise provided by Parent’s auditors (“Annual Audited Financial Statements”);
(d)Compliance Certificate. ~~As soon as available, but no later than thirty (30) days after the last day of each month~~Together with the financial statements delivered pursuant to Section 5.2(b) and Section 5.2(c), a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such ~~month~~reporting period, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth such other information as Collateral Agent shall reasonably request;
(e)Operating Budget. Prior to an Initial Public Offering, as soon as available, but no later than sixty (60) days after the last day of Parent’s fiscal year, a Board-approved operating budget for Parent and its Subsidiaries (which shall include projected revenue and net cash flows) prepared and adopted in good faith as to the then current calendar year (the “Approved Budget”).
(f)Legal Action Notice. A prompt report (but in any event within three (3) Business Days after the service of process with respect thereto on Borrower or any of its Subsidiaries) of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;
(g)Intellectual Property Notice. On each Compliance Certificate required to be delivered under Section 5.2(d) ~~concurrently with the financial statements required to be delivered under Section 5.2(a) for the months of March, June, September and December~~, written notice of (i) any material change in the composition of Borrower’s or any of its Subsidiaries’ Intellectual Property, but excluding changes to source code, operating manuals and the like made

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in the ordinary course of business, (ii) the registration of any new Copyright or Trademark, or the filing of any Patent, including any subsequent ownership right of Borrower or any of its Subsidiaries’ in or to any registered Copyright, Patent or Trademark not shown in the Perfection Certificates or the IP Security Agreement, and (iii) Borrower’s knowledge of any event that could reasonably be expected to materially and adversely affect the value of its or any of its Subsidiaries’ Intellectual Property;
(h)Board/Stockholder Information. At all times prior to an Initial Public Offering, at substantially the same time as delivered to members of the Board or Parent’s stockholders generally, as applicable, Parent shall deliver to Collateral Agent a copy of all such materials so provided, but, excluding attorney-client privileged communications or work product, trade secrets, information which may raise a conflict of interest with Agents or Lenders, and other confidential compensation communications; and
(i)Other Information. Borrower’s budgets, sales projections, operating plan and other information within thirty (30) days following Collateral Agent’s written request therefor, provided however, if such information relates to a Permitted Acquisition or a Permitted Strategic Investment, such information (to the extent available) shall be provided within three (3) Business Days of such request.
After an Initial Public Offering, documents required to be delivered pursuant to this Section 5.2 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which ~~the~~ Borrower emails Collateral Agent a link to such documents to the email addresses specified in Section 10(iii).
5.3.    Notification of Noncompliance.
(a)Borrower shall notify Collateral Agent and Administrative Agent in writing within two (2) Business Days of having knowledge (i) that it is not in compliance with any of its obligations under any of the Loan Documents, or (ii) of the occurrence of any Event of Default.
(b)If any information contained in the Perfection Certificates changes after the ~~Effective~~Restatement Date and if that information relates to a subsection of Section 4 which specifically allows for information in the Perfection Certificates to be updated after the ~~Effective~~Restatement Date, Borrower shall update such information in Borrower’s next due Compliance Certificate~~, provided however, that updates related to Section 4.2(d) shall only be required to be delivered concurrently with the financial statements required to be delivered under Section 5.2(a) for the months of March, June, September and December.~~.
(c)If any subsection of Section 4 is no longer true, accurate and complete and such subsection does not specifically authorize Borrower to update such subsection, Borrower shall indicate how such subsection is no longer true, accurate and complete in Borrower’s next due Compliance Certificate~~, provided however, that updates related to Section 4.2(d) shall only be required to be delivered concurrently with the financial statements required to be delivered under Section 5.2(a) for the months of March, June, September and December~~. Borrower shall not be deemed in breach due to any such subsection of Section 4 no longer being true, accurate and complete during the time between the date such information changes and the date Borrower’s current Compliance Certificate is due.
5.4.    Taxes; Pensions. Borrower shall timely file, and cause each of its Subsidiaries to timely file, all required Tax Returns and reports and timely pay, and cause each of its Subsidiaries to timely pay, all foreign, federal, state and all other Taxes, assessments, deposits

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and contributions owed by Borrower and each of its Subsidiaries, in each case except as permitted pursuant to the terms of Section 4.9 hereof, and shall deliver to Collateral Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
5.5.    Management Rights; Access to Collateral; Books and Records. Borrower’s Board, officers, key employees and independent accountants shall meet with Lenders or Collateral Agent and their representatives from time to time and upon reasonable notice and during normal business hours for the purpose of consulting with, rendering recommendations to the management of Borrower and its Subsidiaries or obtaining information regarding their operations, activities and prospects and expressing its views thereon, provided that after the Initial Public Offering, non-employee members of the Board shall not be required for any such meetings. Borrower shall consider in good faith the recommendations of Lender and Collateral Agent in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by Borrower, its Subsidiaries and their management. At reasonable times and during normal business hours, on seven (7) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Collateral Agent or its agents, shall have the right to inspect the Collateral, to audit and copy Borrower’s Books, and to conduct field audits of Borrower and any Subsidiary. Such inspections and audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing, provided that an initial field audit may be conducted within the first forty-five (45) days following the Effective Date without constituting the annual audit. The foregoing inspections and audits shall be at Borrower’s reasonable expense.
5.6.    Insurance. Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent and shall provide that the insurer must give Collateral Agent at least thirty (30) days’ notice before canceling, amending, or declining to renew its policy (other than with respect to nonpayment of premium, for which ten (10) days’ notice shall be required). All liability policies shall show, or have endorsements showing, Collateral Agent as an additional insured with a waiver of subrogation rights, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Collateral Agent at least thirty (30) days’ notice before canceling, amending, or declining to renew its policy. At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments (other than with respect to nonpayment of premium, for which ten (10) days’ notice shall be required). If no Event of Default has occurred and is continuing, proceeds payable under any policy shall be payable to Borrower to repair or replace the property that is the subject of the loss or otherwise to acquire assets useful in Borrower’s business. After the occurrence and during the continuance of an Event of Default, proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Administrative Agent on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 5.6 or to pay any amount or furnish any required proof of payment to third persons, either Administrative Agent (at the direction or with the consent of the Required Lenders) or Collateral Agent may make all or part of such payment or obtain such insurance policies required in this Section 5.6, and either Administrative Agent (at the direction or with the consent of the Required Lenders) or Collateral Agent may take any action under the policies as it deems

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prudent. Borrower shall have until fifteen (15) Business Days after the Effective Date to provide the endorsements required in this Section 5.6.
5.7.    Pledged Accounts. Borrower’s and each Loan Party’s Pledged Accounts shall at all times be subject to a Control Agreement, provided however, that the Control Agreement for Borrower’s Account maintained at Treasury Brokerage, LLC, account number TC15080, shall not be required until fifteen (15) days following the Effective Date, provided that until such Control Agreement is in place, no amount of any Credit Extension may be deposited into such Account. If the depository institution party to a Control Agreement notifies Borrower or Collateral Agent that the depository institution intends to close any Pledged Account or terminate any Control Agreement:
(a)Borrower or such Loan Party shall thereafter allow for the withdrawal of funds from such affected Pledged Account only in the ordinary course of business unless (i) Collateral Agent otherwise consents in writing, or (ii) such withdrawal is in order to deposit such funds into a Pledged Account subject to a Control Agreement; and
(b)At any time prior to Borrower having transferred the funds in the affected Pledged Account to another Pledged Account subject to a Control Agreement, Collateral Agent may instruct such depository institution to disburse funds in such Pledged Account to Collateral Agent for the purpose of allowing Collateral Agent to maintain its first priority, perfected security interest over the funds in such Pledged Account, and unless an Event of Default occurs and is continuing, once Borrower has available a Pledged Account subject to a Control Agreement, Collateral Agent shall disburse such funds to such Pledged Account.
(c)As of the Restatement Date, all of each Loan Party’s Pledged Accounts are subject to a Control Agreement.
5.8.    Protection and Registration of Intellectual Property Rights.
(a)Borrower shall: (i) protect, defend and maintain the validity and enforceability of Borrower’s Intellectual Property that is material to its business or the business of any of its Subsidiaries; (ii) promptly advise Collateral Agent in writing of infringements of Borrower’s material Intellectual Property of which Borrower has knowledge; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s written consent.
(b)Borrower shall cause each of its Subsidiaries to: (i) protect, defend and maintain the validity and enforceability of such Subsidiary’s Intellectual Property that is necessary in or material to its business or the business of Borrower or any Subsidiary; (ii) promptly advise Collateral Agent in writing of material infringements of such Subsidiary’s Intellectual Property of which Borrower and such Subsidiary have knowledge; and (iii) not allow any Intellectual Property material to such Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s written consent.
(c)If Borrower or any Loan Party (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, as owner, or (ii) apply for any Patent or the registration of any Trademark, then Borrower or such Loan Party shall provide written notice thereof to Collateral Agent in accordance with Section 5.2(g), and Borrower or such Loan Party shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent in such property.

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(d)Borrower shall provide written notice to Collateral Agent on the Compliance Certificate next delivered after entering or becoming bound by any Restricted License (other than over-the-counter software and other non-customized mass market licenses that are commercially available to the public). Borrower shall take such steps as Collateral Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lenders’ and Agents’ rights and remedies under this Agreement and the other Loan Documents.
5.9.    Further Assurances; Defense of Title. Borrower shall (a) execute any further instruments and take further action as Collateral Agent reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement~~.~~ and (b) defend, and cause each other Loan Party to defend, its title or interest in or to the Collateral against any and all Liens (other than any Lien created or expressly permitted by the Loan Documents), however arising, of all Persons whomsoever.
5.10.    Creation/Acquisition of Subsidiaries. Notwithstanding and without limiting any restrictions contained herein or remedies available to Agents or Lenders, in the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Collateral Agent of the creation or acquisition of such new Subsidiary. At Collateral Agent’s request, in its sole discretion, Borrower or such Subsidiary if it is also a Loan Party shall take all such action as may be reasonably required by Collateral Agent to cause each such created or acquired Subsidiary other than an Immaterial Foreign Subsidiary to become a Joining Party under the Loan Documents and grant a continuing pledge and security interest in and to substantially all of its assets (i.e., to the same extent that Parent has granted hereunder under the definition of “Collateral”), provided that the pledge of Equity Interests of an Immaterial Foreign Subsidiary shall be limited to sixty-five percent (65%) of the total Equity Interests entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)) of such Immaterial Foreign Subsidiary. For any Subsidiary created other than an Immaterial Foreign Subsidiary, Borrower shall (a) grant and pledge, or cause to be granted and pledged, to Collateral Agent a perfected security interest in one hundred percent (100%) of the Equity Interests of each such Subsidiary, and (b) procure the issuer’s agreement to follow Collateral Agent’s instructions regarding any Disposition of such securities, such agreement to be in form and substance satisfactory to Collateral Agent, and (c) notify ~~the~~ Administrative Agent in writing of such new Subsidiary and provide ~~the~~ Administrative Agent with all documentation and other information which Administrative Agent may reasonably request with respect to any new Subsidiary that becomes a Joining Party in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, including an IRS Form W-9 or applicable tax forms. If such new Subsidiary is a Foreign Subsidiary and the pledge of 100% of such new Subsidiary’s Equity Interests and the execution of a Joinder Agreement would result in material adverse tax consequences to Parent or such new Subsidiary, then such new Subsidiary shall not be required to sign a Joinder Agreement and the pledge of Equity Interests shall be reduced to sixty-five percent (65%) of the Equity Interests entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)), and if such new Subsidiary has signed a Joinder Agreement, Collateral Agent shall release it from that Joinder Agreement along with a release Equity Interests so that the pledge of such new Subsidiary’s Equity Interests shall equal sixty-five percent (65%) of the Equity Interests entitled to vote (within the meaning of Treasury

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Regulations Section 1.956-2(c)(2)). If an entity which at one time was an Immaterial Foreign Subsidiary no longer qualifies as an Immaterial Foreign Subsidiary, unless Borrower will suffer material adverse tax consequences, such Immaterial Foreign Subsidiary shall upon Collateral Agent’s request promptly become a Joining Party under the Loan Documents and grant a continuing pledge and security interest in and to substantially all of its assets (i.e., to the same extent that Parent has granted hereunder under the definition of “Collateral”), 100% of the Equity Interests of such entity owned by any Loan Party shall be required to be pledged as additional Collateral, and Borrower or such Loan Party shall procure the issuer’s agreement to follow Collateral Agent’s instructions regarding any Disposition of such securities, such agreement to be in form and substance satisfactory to Collateral Agent. If after an Immaterial Foreign Subsidiary has become a Loan Party and either Parent or such Subsidiary would incur material adverse tax consequences as a result of such Subsidiary being a Loan Party that would be avoided is such Subsidiary were not a Loan Party, then Collateral Agent shall release such Subsidiary from its Joinder Agreement along with a release of such Subsidiary’s Equity Interests so that the pledge of such Subsidiary’s Equity Interests shall equal sixty-five percent (65%) of the Equity Interests entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)). As of the Restatement Date, Domo Utah shall have executed a Joinder Agreement pledging all of its Collateral in favor of Collateral Agent on behalf of Agents and Lenders.
5.11.    Financial Covenant.
(a)    Debt Ratio. Loan Parties’ Debt Ratio shall not exceed the amount listed below for the time period provided below, measured as of the last day of the applicable time period:

Fiscal Quarter Ending	10/31/2018	1/31/2019 and 4/30/2019	7/31/2019 and 10/31/2019	1/31/2020 and 4/30/2020	7/31/2020 and 10/31/2020	1/31/2021 and 4/30/2021	7/31/2021 and 10/31/2021	1/31/2022 and 4/30/2022	7/31/2022 and 10/31/2022	1/31/2023 through the Term Loan Maturity Date
Debt Ratio	0.900	0.850	0.800	0.750	0.625	0.600	0.575	0.550	0.525	0.500

Evidence of compliance with this Subsection 5.11(a) reasonably acceptable to Collateral Agent shall be provided along with the Compliance Certificate delivered pursuant to Section 5.2(d) for the applicable period.
(b)    Liquidity. At all times while the Positive Cash Flow Condition has not been satisfied, Loan Parties must maintain, on a consolidated basis and measured as of the last day of the applicable month, Unrestricted Cash of at least Ten Million Dollars ($10,000,000), with such Unrestricted Cash deposited in Pledged Accounts located in the United States of America
5.12.    Observer Rights.
(a)    Prior to an Initial Public Offering, Collateral Agent shall have the right to have a single representative attend all meetings of the Board, as an observer without the right to

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vote (the “Observer”). Initially, the Observer shall be John Doyle. Observer shall be provided written notice (which may be via email) of all regular or special meetings of the Board at the same time as provided to all directors. Parent shall concurrently provide Observer with copies of all notices, minutes, consents and other materials it provides to any member of the Board or any committee thereof, provided that any materials protected from discovery by the attorney-client privilege or the attorney work product privilege, any materials necessary or advisable in the good faith determination of the Board to avoid a conflict of interest between Borrowers, on the one hand, and Agents and Lenders, on the other hand, confidential compensation information and any trade secrets may be excluded. All Confidential Information provided to Observer pursuant to this Section 5.12 shall be subject to the confidentiality obligations under Section 13.11.
(b)    In addition to any other rights or remedies to which ~~the~~ Collateral Agent may be entitled, Borrower agrees to and will indemnify and hold harmless Agents, Lenders, Observer, their Affiliates and all of their respective successors, assigns, officers, directors, employees, attorneys, and agents from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, reasonable attorneys’ fees and expenses) that they, or any of them, may suffer, incur, or be responsible for, arising or resulting from the exercise of rights pursuant to Section 5.12(a) and/or service or status as an “Observer”; provided that Borrower will not be required to reimburse Observer for out-of-pocket expenses incurred by Observer in connection with Observer’s attendance at any meetings of Parent’s Board.
5.13.    Post-Restatement Requirements. Borrower shall, and shall cause each other Loan Party to, satisfy the requirements set forth on Schedule 5.13 in the time periods set forth in said Schedule. The parties acknowledge and agree that notwithstanding anything herein to the contrary, all conditions, representations, warranties and covenants of the Loan Documents with respect to the taking of such actions are qualified by the noncompletion of such actions until such time as they are completed or required to be completed in accordance with this Section 5.13.
SECTION 6. NEGATIVE COVENANTS
Until all Obligations (other than inchoate indemnity obligations) have been satisfied in full in cash and Lenders are under no further obligation to make Credit Extensions hereunder, Borrower shall comply with each of the covenants in this Section 6:
6.1.    Dispositions; Negative Pledge. Borrower shall not Dispose, or permit any of its Subsidiaries to Dispose, of all or any part of its business or property, except for Dispositions (a) of Inventory in the ordinary course of business; (b) of worn-out, damaged, surplus or obsolete Equipment in the ordinary course of business for fair market value; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries (including Intellectual Property) in the ordinary course of business and Permitted Exclusive Licenses for the use of the property of Borrower or its Subsidiaries (including Intellectual Property), ~~and~~ (e) of property not material to Borrower’s business in an aggregate amount not to exceed (i) Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year of Borrower, and (ii) Five Hundred Thousand Dollars ($500,000) in the aggregate, (f) made pursuant to a Permitted Receivables Financing. Other than Permitted Liens, Borrower shall not, nor shall Borrower permit any Subsidiary to, grant a security interest in, otherwise pledge or allow any Lien on any assets other than in favor of Collateral Agent. Notwithstanding the foregoing, without Collateral Agent’s prior written consent, Borrower shall not pledge or allow any Liens on its Intellectual Property or the Intellectual Property of any Subsidiary other than Permitted Liens.

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6.2.    Changes in Business and Ownership. Borrower shall not (a) engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve (other than the liquidation or dissolution of Subsidiaries that (x) are not Loan Parties or (y) whose assets are transferred to Borrower or another Loan Party at the time of such liquidation or dissolution); or (c) ~~consummate~~permit to occur any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own or control, directly or indirectly, more than fifty percent (50%) of the voting Equity Interests of Borrower immediately after giving effect to such transaction or related series of such transactions (other than as a result of an Initial Public Offering).
6.3.    Business and Collateral Locations. Borrower shall not, or permit any Loan Party to, without Collateral Agent’s prior written consent: (a) add any new offices or business locations, including warehouses unless such new offices or business locations contain less than Two Million Dollars ($2,000,000) in Borrower’s or such Loan Party’s assets or property and are located within the United States, (b) deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificates, or (c) relocate any assets or property that is in the United States to a location outside of the United States, except as permitted by Sections 6.1, 6.2 or 6.7, (d) relocate any assets or property outside of the United States to a different country unless such relocation is to the United States or is otherwise permitted by Sections 6.1, 6.2 or 6.7. Borrower shall not, or permit any Subsidiary to, without providing Collateral Agent at least thirty (30) days prior written notice: (e) change its jurisdiction of organization, (f) change its organizational structure or type, (g) change its legal name, or (h) change any organizational number (if any) assigned by its jurisdiction of organization. The Collateral and its components shall not be held with any third party bailee in amounts less than Five Hundred Thousand Dollars ($500,000) in order to avoid compliance with the provisions of this Section 6.3 or Section 4.2(b).
6.4.    Mergers or Acquisitions. Without the prior written consent of Collateral Agent, Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person. Notwithstanding the foregoing, (a) a Subsidiary that is a Loan Party may merge or consolidate into Borrower or a Loan Party, (b) a Subsidiary that is not a Loan Party may merge or consolidate into Borrower, a Loan Party or another Subsidiary and (c) Loan Parties may consummate Permitted Acquisitions provided that Collateral Agent is provided written notice of any Permitted Acquisition not less than ten (10) Business Days before the execution of the documentation underlying the Permitted Acquisition.
6.5.    Indebtedness. Borrower shall not create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness. Borrower shall not pay amounts in settlement of or in connection with any actual or threatened litigation in excess of Ten Million Dollars ($10,000,000) in the aggregate.
6.6.    Encumbrance. Except for Permitted Liens, Borrower shall not create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so. Except for Permitted Liens, Borrower shall not permit any Collateral not to be subject to the first priority security interest granted herein.

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6.7.    Distributions; Investments. Borrower shall not, nor shall it permit any Subsidiary to (a) directly or indirectly make any Investment other than Permitted Investments; or (b) pay any dividends or make any distribution or payment on or in respect of its Equity Interests, or redeem, retire or repurchase any Equity Interests (or any securities or instruments convertible into or exercisable for, or other rights to acquire, directly or indirectly, Equity Interests) from the holders thereof, provided, however, that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and pay any fractional shares in Cash in connection with such conversion (not to exceed $50,000 in the aggregate), (ii) Borrower may pay dividends solely in Equity Interests of Borrower, (iii) Borrower may repurchase the Equity Interests of Borrower in connection with Permitted Repurchases and (iv) any Subsidiary may pay dividends or make distributions to a Loan Party or, if applicable, a Subsidiary that is its parent entity.
6.8.    Transactions with Affiliates. Borrower shall not, nor shall it permit any Subsidiary to directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions permitted pursuant to the terms of Section 6.4 hereof, (c) transactions permitted by Section 6.7, Section 6.9 and Permitted Investments, (d) equity financings permitted pursuant to the terms of Section 6.2 hereof and (e) debt financings from Borrower’s investors so long as all such Indebtedness is Subordinated Debt.
6.9.    Subordinated Debt. Borrower shall not, nor shall it permit any Subsidiary to (a) make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lenders without Collateral Agent’s prior written consent.
6.10.    Compliance. Borrower shall not, nor shall it permit any Subsidiary to become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a “Reportable Event” or “Prohibited Transaction,” as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
6.11.    Publicity. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Collateral Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Collateral Agent prior written notice of such publication or other disclosure. Each Lender and Borrower

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hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Effective Date.
6.12.    Uncertificated Securities. Borrower shall not allow any Collateral consisting of uncertificated securities to be certificated without (i) Collateral Agent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, and (ii) the prompt execution of a Pledge Agreement satisfactory to Collateral Agent which is signed by Borrower and (to the extent the issuer is a Subsidiary) the issuer of the securities.
6.13.    Foreign Subsidiaries. Borrower shall not allow its Foreign Subsidiaries that are not Loan Parties to, for greater than five (5) Business Days, maintain Cash, Cash Equivalents or Investment Property, in the aggregate, in excess of ~~Four~~Ten Million Dollars ($~~4,000,000~~10,000,000), provided however, such restrictions shall not apply to Operating Expense Deposits.
6.14.    Certain Equity Securities. No Loan Party shall issue any Equity Interest that is a Disqualified Stock.
SECTION 7. EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
7.1.    Payment Default. Borrower fails to make any payment as required under the Agreement or any of the other Loan Documents;
7.2.    Covenant Default.
(a)Borrower fails or neglects to perform any obligation in Sections 5.2(d), 5.3, 5.4, 5.7 ~~or~~, 5.11 or 5.13 or violates any covenant in Section 6; or
(b)Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply to covenants set forth in clause (a) above, Section 7.1, Section 7.3 or Section 7.6.
7.3.    Investor Abandonment. Prior to an Initial Public Offering, Collateral Agent has determined, in Collateral Agent’s good faith judgment, that it is the intention of Borrower’s then current equity investors to not continue to fund, or arrange for the funding of, Borrower and its Subsidiaries in the amounts and on a timeframe reasonably necessary to enable Borrowers to satisfy the Obligations and its other Indebtedness as such becomes due and payable. After an Initial Public Offering, Collateral Agent has determined, in Collateral Agent’s good faith judgment, that Borrower is unable to arrange for funding in the amounts and on a timeframe reasonably necessary to enable Borrowers to satisfy the Obligations and its other Indebtedness as such becomes due and payable. Notwithstanding the foregoing in this Section 7.3, in all cases, (a) before an Event of Default may be declared under this Section 7.3, Collateral Agent must first

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give Parent thirty (30) days advance written notice of its intent to declare an Event of Default under this Section 7.3 so that Borrower can either arrange for funding or provide evidence satisfactory to Collateral Agent (in Collateral Agent’s sole discretion) that funding will be available in amounts and on a timeframe reasonably necessary to enable Borrowers to satisfy the Obligations and its other Indebtedness as such becomes due and payable, or (b) if Borrower obtains equity financing from third-party investors and/or Subordinated Debt sufficient to satisfy the Obligations and such other Indebtedness as such becomes due and payable prior to Collateral Agent’s Disposition or foreclosure of any Collateral, no Event of Default will be deemed to have occurred;
7.4.    Attachment; Levy; Restraint on Business.
(a)The service of process seeking to attach, by trustee or similar process, funds of Borrower or of any entity under the control of Borrower (including any Subsidiary), or a notice of lien or levy is filed against Borrower’s or a Subsidiary’s assets by any government agency, in each case in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), and are not within ten (10) days after the occurrence thereof, removed or rescinded; or
(b)Borrower’s (or a Subsidiary’s) assets with a value in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) are attached, seized, levied on, or comes into possession of a trustee or receiver, or any court order enjoins, restrains, or prevents Borrower or any Subsidiary from conducting any part of its business;
7.5.    Insolvency. (a) Borrower and its Subsidiaries, taken as a whole, are Insolvent; (b) Borrower or any Subsidiary begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any Subsidiary and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clauses (b) or (c) exist and/or until any Insolvency Proceeding is dismissed);
7.6.    Other Agreements. There is, under any agreement to which Borrower, or any Subsidiary, is a party with a third party or parties, any breach or default, whether or not declared, involving Indebtedness in an amount individually or in the aggregate in excess of Two Million Five Hundred Thousand Dollars ($2,500,000);
7.7.    Judgments.
(a)One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Million Dollars ($5,000,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any Subsidiary and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions shall be made prior to the discharge, stay, or bonding of such judgment, order, or decree); or
(b)One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Ten Million Dollars ($10,000,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any Subsidiary;
7.8.    Misrepresentations. Borrower, any Subsidiary or any Person acting for Borrower or any Subsidiary makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lenders or Agents, or to induce

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Lenders or Agents to enter into this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made or deemed made; or
7.9.    Subordinated Debt. Any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than pursuant to its terms), any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or, except as otherwise provided herein, the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.
SECTION 8. COLLATERAL AGENT’S RIGHTS AND REMEDIES
8.1.    Rights and Remedies. While an Event of Default occurs and continues Collateral Agent may, without notice or demand, do any or all of the following:
(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs, all Obligations are immediately due and payable without any action by Collateral Agent);
(b)stop processing any advances of money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and any Lender without creating any liability on behalf of any Agent or any Lender;
(c)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;
(d)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Collateral Agent requests and make it available as Collateral Agent designates. Collateral Agent or its designees may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent and its designees a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;
(e)apply to the Obligations any amount held by Lenders and Agents, or any of them, owing to or for the credit of Borrower;
(f)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Collateral Agent is hereby granted a non-exclusive, sub-licensable, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Collateral Agent’s benefit;
(g)deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(h)demand and receive possession of Borrower’s Books; ~~and~~

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(i)make, settle and adjust claims in respect of the Collateral under policies of insurance, endorse the name of any Loan Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and
(j)~~(i)~~ exercise all rights and remedies available to Lenders or Agents under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
Collateral Agent shall notify Administrative Agent in writing upon undertaking any of the foregoing rights and remedies.
8.2.    Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent and Administrative Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) make any Disposition of the Collateral into the name of Agent or a third party as the Code permits. Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder. Agents’ foregoing appointment as Borrower’s attorney in fact, and all of Lender’s and Agents’ rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Lenders’ obligation to provide Credit Extensions terminates.
8.3.    Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.6 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Agents may obtain such insurance or make such payment, and all amounts so paid by Lenders or Agents are Lender Expenses and immediately due and payable, bearing interest at the Default Rate based on the Term Loan Interest Rate if not paid when due, and secured by the Collateral. No payments by Agents or Lenders are deemed an agreement to make similar payments in the future or Agents’ or Lender’s waiver of any Event of Default.
8.4.    Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Agents may apply any funds in their possession, whether from payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Collateral Agent shall determine in its sole discretion, and Collateral Agent shall promptly advise Administrative Agent in writing thereof. Any surplus shall be paid to Borrower or other Persons legally entitled thereto. Borrower shall remain liable to Lenders and Agents for any deficiency. If Collateral Agent, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the

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purchase price or deferring the reduction of the Obligations until the actual receipt by Administrative Agent of cash therefor.
8.5.    Liability for Collateral. So long as Collateral Agent complies with reasonable lending practices regarding the safekeeping of the Collateral in Collateral Agent’s or Lender’s possession or under their control, neither Collateral Agent nor Lender shall be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. In no event shall Administrative Agent be liable or responsible for the safekeeping, loss, damage or diminution in value of the Collateral or any act or default of any other Person with respect to the Collateral. Borrower bears all risk of loss, damage or destruction of the Collateral.
8.6.    No Waiver; Remedies Cumulative. Agents’ or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agents or Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agents’ and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agents and Lenders have all rights and remedies provided under the Code, by law, or in equity. Agents’ or Lenders’ exercise of one right or remedy is not an election and shall not preclude either from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Agents’ or Lenders’ waiver of any Event of Default is not a continuing waiver. Agents’ or Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.
8.7.    Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agents and Lenders, or any of them, on which Borrower is liable, except when any such notice, demand or any other of the foregoing actions are specifically provided for in this Agreement.
8.8.    No Marshaling or Related Rights. Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or Lenders to: (i) proceed against any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent or Lenders under this Agreement) to benefit from, or to participate in, any security for the Obligations as a result of any payment made with respect to the Obligations in connection with this Agreement or otherwise. If any payment is made to Borrower in contravention of this Section 8.8, Borrower shall hold such payment in trust for Collateral Agent and such payment shall be promptly delivered to Administrative Agent for application to the Obligations, whether matured or unmatured.
8.9    Disposition of Collateral. (a) During the continuance of an Event of Default, each Loan Party agrees that Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon

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credit or for future delivery as Collateral Agent shall deem appropriate. Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Loan Party, and each Loan Party hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Loan Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
(b)Collateral Agent shall give each applicable Loan Party ten days’ prior written notice (which each Loan Party agrees is reasonable notice within the meaning of Section 9-611 and Section 9-612 of the Code) of Collateral Agent’s intention to make any such sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Collateral Agent may (in its sole and absolute discretion) determine. Collateral Agent shall not be obligated to make any such sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Collateral Agent, on behalf of itself and Administrative Agent and Lenders, shall have the right to credit bid and purchase for the benefit of Collateral Agent, Administrative Agent and Lenders all or any portion of Collateral at any sale thereof conducted by Collateral Agent under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or at any other sale or foreclosure conducted by Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by Collateral Agent to make such credit bid or purchase and, in connection therewith, Collateral Agent is authorized, on behalf of itself and Administrative Agent and Lenders, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Agents and Lenders on the basis of the Obligations so assigned by each Agent or Lender). Each Lender, by its acceptance of the benefits of this Agreement, hereby agrees, on behalf of itself and each of its Affiliates that is a secured party, that, except as otherwise provided in any Loan Document or with the written consent of Collateral Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might

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otherwise have under applicable law to credit bid at foreclosure sales, Code sales or other similar dispositions of Collateral.
(c)For purposes of this Section 8.9, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Loan Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full (in which case the applicable Loan Parties shall be entitled to the excess proceeds of any such sale pursuant to Section 8.9). As an alternative to exercising the power of sale herein conferred upon it during the continuance of an Event of Default, Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 8.9 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Code.
8.10    Indemnity, Subrogation and Subordination. (a) In addition to all such rights of indemnity and subrogation as the Loan Parties may have under applicable law (but subject to Section 8.10(c)), Borrower agrees that (i) in the event a payment shall be made by any Loan Party other than Borrower under this Agreement, Borrower shall indemnify such Loan Party for the full amount of such payment and such Loan Party shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Loan Party shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Agent or Lender, Borrower shall indemnify such Loan Party in an amount equal to the greater of the book value or the fair market value of the assets so sold.
(b)Each Loan Party (a “Contributing Loan Party”) agrees (subject to Section 8.10(c)) that, in the event a payment shall be made by any other Loan Party hereunder in respect of any Obligation, or assets of any other Loan Party shall be sold pursuant to any Security Document to satisfy any Obligation, and such other Loan Party (the “Claiming Loan Party”) shall not have been fully indemnified by Borrower as provided in Section 8.10(a), the Contributing Loan Party shall indemnify the Claiming Loan Party in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Loan Party on the date hereof and the denominator shall be the aggregate net worth of all the Loan Parties on the date hereof (or, in the case of any Loan Party becoming a party hereto pursuant to Section 5.10, the date of the supplement hereto executed and delivered by such Loan Party). Any Contributing Loan Party making any payment to a Claiming Loan Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Loan Party under Section 8.10(a) to the extent of such payment.
(c)Notwithstanding any provision of this Agreement to the contrary, (i) all rights of the Loan Parties under Sections 8.10(a) and (b) and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to, and may be exercised by such Loan Party solely after, the payment in full of the Obligations and (ii) no Loan Party shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against (A) Borrower or any other Loan Party (including after payment in full of the Obligations), and each Loan Party shall be deemed to have waived all such rights and remedies, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of such Loan Party whether pursuant to the Loan Documents or

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otherwise or (B) Agents or Lenders or any of their assignees or transferees of the Collateral. No failure on the part of Borrower or any Loan Party to make the payments required by Sections 8.10(a) and (b) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Loan Party with respect to its obligations hereunder, and each Loan Party shall remain liable for the full amount of its obligations hereunder. Borrower and each Loan Party hereby agree that all Debt and other monetary obligations owed by it to Borrower or any Subsidiary shall be fully subordinated and junior to the payment in full of the Obligations.
SECTION 9. RESERVED
SECTION 10. NOTICES
Notices and other communications provided for herein or any of the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by fax or email, as follows:
(i)if to Borrower, to it at 772 East Utah Valley Drive, American Fork, UT 84003,
Attention: Chief Financial Officer (Fax No. ) (email: ); with a copy to, 772 East Utah Valley Drive, American Fork, UT 84003, Attention: General Counsel (Fax No. ) (email: );
(ii)if to Administrative Agent, to it at ~~50 South Sixth~~1100 North Market Street, ~~Suite 1290, Minneapolis, MN 55402~~Wilmington, DE 19890, Attention: ~~Renee Kuhl; (email: ); with a copy to ;~~ Joseph Feil; (email: );
(iii)if to Collateral Agent, to it at ~~2951 28th Street, Suite 1000, Santa Monica, CA 90405~~50 Hudson Yards, New York, NY 10001, Attention: John Doyle (email: ~~)~~ ), with a copy to  ~~)~~ ;
(iv)if to any Lender, the address listed on its signature page to this Agreement, or such other address provided in writing to Borrower and Agents from time to time after the ~~Effective~~Restatement Date.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by ~~fax or~~ email or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10. All reports and other information required under Section 5.2 shall be delivered by Borrower by email~~, but if email is unavailable, then by fax~~.
SECTION 11. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER
11.1    Governing Law. ~~California law governs the Loan Documents without regard to principles of conflicts of law. Borrower, Agents and Lenders each submit to the exclusive jurisdiction of the State and Federal courts in Los Angeles County, California~~THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK; provided, however, that nothing in this Agreement shall be deemed to operate to preclude ~~Agents or Lenders (to the extent applicable)~~Lender from bringing suit or taking other

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legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order~~. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower, Agents and Lenders hereby waive personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower, Agents or Lenders, as applicable, at the address set forth in, or subsequently provided by Borrower, Agents or Lenders, as applicable,~~  in favor of Lender. Each of Holdings and Borrower irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Administrative Agent, Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Borrower, Holdings or their respective properties in the courts of any jurisdiction. Each of Holdings and Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrowers’, Agents’ or Lenders’, as applicable, actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
11.2    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENTS AND EACH LENDER WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
~~11.3 Judicial Reference. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of Los Angeles County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to~~

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~~comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure § § 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.~~
~~11.4    Scope of Authority. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against Collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.~~
SECTION 12. AGENT PROVISIONS
12.1    Appointment. Each Lender hereby irrevocably appoints Administrative Agent and Collateral Agent as its agent and authorizes Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents, and (ii) any other subordination agreement with respect to any junior or Subordinated ~~Indebtedness~~Debt.
12.2    Dual Capacities. Each Person serving as ~~the~~ Administrative Agent and/or ~~the~~ Collateral Agent hereunder which is also a Lender shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an ~~agent~~Agent, and each such Person and its Affiliates may provide debt financing, equity capital or other services (including financial advisory services) to any of the Loan Parties (or any Person engaged in similar business as that engaged in by any of the Loan Parties) as if such Person was not performing the duties specified herein, and may accept fees and other consideration from any of the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to ~~the~~ Lenders.
12.3    Limitation of Liability.
(a)No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents, and the duties of ~~the~~ Administrative Agent and each other Agent shall be solely administrative in nature. Without limiting the generality of the foregoing, (i) no

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Agent shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 13.7); provided that ~~the~~ Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law, and (iii) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent and/or Collateral Agent or any of its Affiliates or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 13.7) or in the absence of its own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. No Agent shall have any liability for any action taken, or error in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. The permissive rights of the Agents to do things enumerated in this Agreement shall not be construed as a duty, and with respect to such permissive rights, no Agent shall be answerable for other than its gross negligence or willful misconduct. Neither any Agent nor any of its respective directors, officers, employees, agents or affiliates shall be responsible for not have any duty to monitor the performance or any action of the Borrower, any other Loan Party, or any of their respective directors, members, officers, agents, affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. No Agent or Lender shall be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent or such Lender by Borrower, a Joining Party or a Lender, and no Agent or any Lender shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or such Lender. Notwithstanding anything to the contrary contained in this Agreement, each Agent shall not be required to take any action that is in its opinion contrary to applicable law or the terms of any of the Loan Documents or that would in its reasonable opinion subject it or any of its officers, employees, or directors to personal liability.
(b)Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, order, judgment, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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(c)Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to their Affiliates and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Loan as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(d)    Notwithstanding anything to the contrary set forth herein, ~~the~~ Administrative Agent shall not be required to take, or to omit to take, any action hereunder or under the Loan Documents unless, upon demand, ~~the~~ Administrative Agent receives an indemnification satisfactory to it from ~~the~~ Lenders (or, to the extent applicable and acceptable to ~~the~~ Administrative Agent, ~~the~~ Collateral Agent) against all liabilities, costs and expenses that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Administrative Agent or any of its directors, officers, employees and agents. Nothing in this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.
(e)    No Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
(f)    (i) If any Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) in writing that such Agent has determined in its reasonable discretion that any funds (as set forth in such notice from Agent) received by such Payment Recipient from Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (as a result of a clerical, mechanical or technological error, whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether as a payment, prepayment or repayment of principal, interest, fees, or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Payment Recipient shall make commercially reasonable efforts to promptly return to the applicable Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a written demand was made, in same day funds (in the currency so received). A notice from such Agent to any Lender under this Section 12.3(f) shall set forth the facts and circumstances resulting in such Erroneous Payment.
(ii)    Without limiting the immediately preceding clause (ai), each Lender or any Person who has received funds on behalf of a Lender (and its successors and assigns), agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest,

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fees or otherwise) from an Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by such Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by any Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(A)    (1) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(B)    such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 12.3(f)(ii).

(iii)    Each Payment Recipient hereby authorizes each Agent to set off, net and apply any amounts at any time owing to such Payment Recipient under any Loan Document against any amount due such Agent under the immediately preceding clause (i).

(iv)    The parties hereto agree that (x) in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient (and without limiting any Agent’s rights and remedies under this Section 12.3(f), Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 12.3(f) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Agent; except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds of the Borrower or any other Loan Party intended to pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party. If the amount of any Erroneous Payment is subsequently recovered by any Agent or its Affiliate, such Agent or its Affiliate shall return to the applicable Payment Recipient the proceeds of such Loans.

(v)    Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or any rights of any Agent in respect of an Erroneous Payment) result in any Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.

(vi)    In addition to any rights and remedies of any Agent provided by law, such Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 12.3(f) and which has not been returned to such Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but

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excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or any Affiliate, branch or agency thereof to or for the credit or the account of such Lender. Each Agent agrees promptly to notify the Lender after any such setoff and application made by such Agent; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(vii)    Each party’s obligations under this Section 12.3(f) shall survive the resignation or replacement of each Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
12.4     Assignment. Any Agent may resign at any time by notifying Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may (but shall not be obligated to), on behalf of Lenders, appoint a successor Agent which shall be a bank with an office in California or New York~~, or an Affiliate of any such bank~~. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Borrower shall pay the reasonable fees of a successor Agent. If no successor Agent has accepted appointment as ~~the~~ Administrative Agent or ~~the~~ Collateral Agent, as applicable by the date 30 days following such Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by ~~the~~ Collateral Agent on behalf of ~~the~~ Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed), (ii) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through ~~the~~ Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders with the consent of ~~the~~ Borrower at all times other than during the existence of an Event of Default (which consent of ~~the~~ Borrower shall not be unreasonably withheld or delayed) appoint a successor Administrative Agent as provided for above in this Section 12.4 and (iii) and the Required Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent. After Agent’s resignation hereunder, the provisions of this Section 12 and Section 13.2 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent. Any corporation or association into which any Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which such Agent is a party, will be and become the successor of such Agent under this Agreement and will have and succeed to the rights, powers, benefits, protections, duties, indemnities, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
12.5     Exculpation. Each Lender acknowledges that no Agent has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any

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Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent to any Lender as to any matter, including whether Agents have disclosed material information in their possession. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to ~~the~~ Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent.
12.6     Authorization. Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to enter into any of the Security Documents or other Loan Document as secured party and to be Collateral Agent for and representative of Lenders thereunder, and each Lender agrees to be bound by the terms of each such document; provided that Collateral Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any such document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Security Document or Loan Document), in the case of each of clauses (i) and (ii) without the prior consent of the Required Lenders (or, if required pursuant to Section 13.7, all Lenders and Administrative Agent); provided further, however, that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other Disposition of assets permitted by this Agreement or to which the Required Lenders have otherwise consented, (b) release any Joining Party from the Joinder if all of the Equity Interests of such Joining Party are sold or otherwise Disposed of to any Person (other than an Affiliate of a Loan Party) pursuant to a sale or other Disposition permitted hereunder or to which the Required Lenders have otherwise consented, or (c) subordinate the Liens of Collateral Agent, on behalf of Lenders, to any Permitted Liens or (d) release all Liens in accordance with Section 3.3. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Agents and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under or otherwise enforce any Security Document, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by Collateral Agent for the benefit of Lenders and Agents in accordance with the terms thereof, and (2) in the event of a foreclosure by either on any of the Collateral pursuant to a public or private sale, either Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Notwithstanding anything to the contrary herein, each Agent shall be permitted to take any action it is authorized to take under any Loan Document.

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12.7    Bankruptcy. In case of the pendency of any case or proceeding under any applicable Bankruptcy Law or any other judicial proceeding relative to any Loan Party, Agents (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agents shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loan and all other Obligations that are owing or unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their respective agents and counsel and all other amounts due Lenders and Agents under Section 1.5, Section 5.3 and Section 13.2) allowed in such judicial proceeding; and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of any Agent and its agents and counsel, and any other amounts due such Agent;
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
(c)solely with respect to ~~the~~ Collateral Agent, to consent to, accept or adopt on behalf of any Lender any plan of reorganization, adjustment or composition affecting the Obligations or the rights of any Lender; and
(d)solely with respect to ~~the~~ Collateral Agent, to vote in respect of the claim of any Lender in any Insolvency Proceeding.
SECTION 13. GENERAL PROVISIONS
13.1    Successors and Assigns.
(a)Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Loan Parties, Agents or Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.
(b)No Lender shall make any Disposition of any or all of its interests, rights or obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Loan at the time owing to it) without the prior written consent of Collateral Agent, which consent may be provided or withheld in Collateral Agent’s sole discretion. Any approved assignment shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loan), the parties to such assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided that only one such fee shall be payable in the case of concurrent assignments to Persons that, after giving effect to such assignments, will be Related Funds), and the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire, all applicable tax forms and all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-

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money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.” Upon acceptance and recording pursuant to paragraph (d) of this Section 13.1, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 1.11 and Section 13.2).
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, and the outstanding balance of its Loan, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (vi) such assignee appoints and authorizes each Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
(d)Administrative Agent shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the Term Loan Commitment of, and principal amount (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agents and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Agents, Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire

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completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of Collateral Agent to such assignment and any applicable tax forms, Administrative Agent shall accept such Assignment and Acceptance.
(f)If a Lender is allowed to and proceeds with selling a participation of all or part of its rights and obligations under this Agreement, such Lender shall, acting solely for this purpose as an agent of Borrower and Administrative Agent, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)Any Lender or participant may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Section 13.1, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower furnished to such Lender by or on behalf of Borrower; provided that, prior to any such disclosure of information designated by Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to Lenders pursuant to Section 13.11.
(h)No Loan Party shall assign or delegate any of its rights or duties hereunder without the prior written consent of Agents, and any attempted assignment without such consent shall be null and void.
13.2     Indemnity.
(a)Each Loan Party agrees to pay all reasonable fees and documented out-of-pocket expenses incurred by the Agents in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Agents or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Credit Extensions made hereunder, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel limited to (i) Orrick, Herrington & Sutcliffe LLP, (ii) PremierCounsel LLP, (iii) external counsel for Agents, and (iv) in connection with any such enforcement or protection, the fees, charges and disbursements of any other external counsel for Agents or any Lender.
(b)~~(a)~~ Each Loan Party agrees, jointly and severally, to indemnify each Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including ~~Lender’s~~Agent Expenses, Lender Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery, enforcement or administration of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby,

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the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby (including any syndication of the Loan), (ii) the use of the proceeds of the Loan, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding), whether or not any Indemnitee is a party thereto or the plaintiff or defendant thereunder (and regardless of whether such matter is initiated by a third party, a Lender, Borrower, any other Loan Party or any of their respective Affiliates), (iv) the reliance by an Indemnitee on any notice purportedly given by or on behalf of ~~the~~ Borrower, or (v) any actual or alleged ~~Environmental Liability~~environmental liability related in any way to any Loan Party, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. If any Indemnitee makes any payment with respect to any liability as to which any Loan Party is required to provide indemnity, the Indemnitee making such payment is entitled to be immediately reimbursed by the Loan Parties and any of them. The obligations in this Section 13.2 shall survive payment of all other Obligations, the resignation of any Agent and the termination of this Agreement. At the election of any Indemnitee, Borrower shall defend such Indemnitee using legal counsel satisfactory to such Indemnitee in such Person’s sole discretion, at the sole cost and expense of Borrower, provided such cost and expense is reasonable.
(c)~~(b)~~ To the extent that Borrower or any Joining Party fails to pay any amount required to be paid by them under Section 13.2(a) or Section 1.5(c) to ~~the~~ Administrative Agent or ~~the~~ Collateral Agent, each Lender severally agrees to pay to the applicable Agent such Lender’s Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.
(d)~~(c)~~ To the extent permitted by applicable law, neither Borrower nor any Joining Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.
(e)~~(d)~~ The provisions of this Section 13.2 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the expiration of the Term Loan Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section 13.2 shall be payable on written demand therefor.
13.3    Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loan, together with all fees, charges and other amounts that are treated as interest on such loans under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by Lender holding such loans in accordance with applicable law, the rate of interest payable in respect of such loans hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and

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Charges that would have been payable in respect of such loans but were not payable as a result of the operation of this Section 13.3 shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be adjusted (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Maximum Rate to the date of repayment, shall have been received by such Lender.
13.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
13.5    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
13.6    Correction of Loan Documents. Either Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as such Agent provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Collateral Agent, Lenders and Borrower.
13.7    Waivers and Amendments.
(a)No failure or delay of Administrative Agent, Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent, Collateral Agent and Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.
(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower, Collateral Agent and the Required Lenders with reasonable prior written notice provided to ~~the~~ Administrative Agent; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Term Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Term Loan, without the prior written consent of each Lender directly adversely affected thereby (other than any waiver of any increase in the interest rate applicable to the Loan as a result of the occurrence of an Event of Default), (ii) increase or extend the Term Loan Commitment or decrease or extend the date for payment of any fees of any Lender under Section 1.5 without the prior written consent of such Lender, (iii) amend or modify the provisions of this Section 13.7, or release any Joining Party (other than in connection with the sale or other disposition of such Joining Party in a transaction expressly permitted hereunder) or all or substantially all of the Collateral~~)~~, without the prior written consent of each Lender, or (iv) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments on the date hereof); provided further that no such

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agreement shall amend, modify or otherwise affect the rights ~~or~~, duties, benefits, privileges, protections, indemnities or immunities of Administrative Agent or Collateral Agent hereunder or under any other Loan Document without the prior written consent of Administrative Agent or Collateral Agent, as applicable.
13.8    Integration. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements, including any and all Lender’s summary of terms presented to Borrower.
13.9    Counterparts. This Agreement may be executed by facsimile or PDF, and in in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
13.10    Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower to indemnify Agents and Lenders shall survive until the statute of limitations with respect to such claim or cause of action shall have run. Upon such payment as described in the immediately preceding sentence, this Agreement and the other Loan Documents shall terminate and shall be of no further force and effect, provided however, that Section 1.5(c), Section 3.3, Section 9, Section 11, and Section 13 of this Agreement, and all indemnities in favor of Lenders or Agents contained in any of the Loan Documents shall survive such termination subject to the applicable statutes of limitations.
13.11    Confidentiality. In handling any Confidential Information of Borrower, Agents and Lenders shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Agents’ or a Lender’s Subsidiaries or Affiliates (provided, however, that such Subsidiary or Affiliate shall have entered into an agreement containing provisions substantially the same as those in this Section 13.11); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 13.11); (c) as required by law, regulation, subpoena, or other order; (d) to Agents’ or a Lender’s regulators or as otherwise required in connection with Agents’ or a Lender’s examination or audit; (e) as any Agent or a Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of any Agent or Lender so long as such service providers have executed a confidentiality agreement with terms no less restrictive than those contained herein. Confidential Information does not include information that is: (i) in the public domain or in any Agent’s or Lender’s possession when disclosed to any Agent or Lender, or becomes part of the public domain after disclosure to any Agent or Lender (in each case, through no fault of any Agent or Lender); (ii) disclosed to any Agent or Lender by a third party if such Agent or Lender does not know that the third party is prohibited from disclosing the information; or (iii) that any Agent or Lender develops independently.
13.12     Right of Set Off. Borrower hereby grants to Lender, a right of set off as security for all Obligations, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender (including a Lender subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the

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adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
13.13     Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
13.14     Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
13.15     Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
13.16     Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
13.17     Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Person other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
13.18     Patriot Act/Freedom Act. Lender hereby notifies Borrower and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act and USA FREEDOM Act, it is required to obtain, verify and record information that identifies Borrower and its Subsidiaries, which information includes the name and address of Borrower and its Subsidiaries and other information that will allow Lender to identify Borrower and its Subsidiaries in accordance with the USA PATRIOT Act and the USA FREEDOM Act.
SECTION 14. DEFINITIONS
14.1    Definitions. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP, except with respect to unaudited financial statements and projections (i) for non-compliance with FAS 123R and (ii) for the absence of footnotes and subject to year-end audit adjustments, provided that if at any time any change in GAAP would affect the computation of any financial ratio or covenant requirement set forth in any of the Loan Documents, and either Borrower or Administrative Agent (at the direction of the Required Lenders) shall so request, Borrower and Administrative Agent (at the direction of the Required Lenders) shall negotiate in good faith to amend such ratio or covenant requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that until so amended, such ratio or covenant requirement shall continue to be

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computed in accordance with GAAP prior to such change therein; provided, further, that any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease obligation under GAAP as in effect on the Effective Date shall not be treated as a capital lease obligation solely as a result of the adoption of changes in GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:
“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.
“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“ACH Debit Consent” means Borrower’s authorization to allow Collateral Agent to debit Borrower’s Account to satisfy the Obligations in substantially the form attached hereto as Exhibit D.
“Acquisition” means any transaction or series of related transactions involving any consolidation or merger of Parent or the issuance or transfer of Parent’s voting securities where either (A) Parent is not the surviving entity (other than a merger or consolidation effected exclusively to change Parent’s domicile or type of entity), or (B) the stockholders of Parent immediately prior to such transaction or series of related transactions do not hold at least 50% of the voting securities immediately after such transaction or series of related transactions.
“Adjusted Cash Flow” means as of any date of measurement, Borrower’s adjusted cash flow from operations (which, for the avoidance of doubt, excludes the impact of stock based compensation under Borrower’s employee stock purchase plan and capital expenditures), calculated in the same manner as set forth in Borrower’s quarterly earnings press release, dated June 4, 2020, for its fiscal quarter ended April 30, 2020
“Adjusted Term SOFR” means for purposes of any calculation, the rate per annum equal to the greater of (a) 0.00% and (b) the sum of (i) Term SOFR for such calculation plus (ii) the Term SOFR Adjustment.
“Administrative Agent” is defined in the preamble.
“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit G, or such other form as may be supplied from time to time by Administrative Agent.
“Affiliate” means, with respect to any Person, each other Person that owns 10% or more of or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Agent Expenses” means all reasonable and documented audit fees and expenses, out-of-pocket costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses), and reasonable and documented out-of-pocket fees and expenses of accountants,

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advisors and consultants incurred by Administrative Agent or Collateral Agent (including reasonable and documented out-of-pocket attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.
“Agent Indemnitee” and “Agent Indemnitees” are defined in Section 13.2(b).
“Agents” mean, collectively, ~~the~~ Administrative Agent and ~~the~~ Collateral Agent.
“Agreement” is defined in the preamble.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) Adjusted Term SOFR applicable for an Interest Period of three months commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. If Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Adjusted Term SOFR, as the case may be, for any reason, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as the case may be.
“Amendment Fee” means Five Million Dollars ($5,000,000).
“Amendment Fee PIK Interest Rate” means nine and one-half percent (9.5%) per annum.
“Annual Audited Financial Statements” is defined in Section 5.2(c).
“Annualized Recurring Revenue” means, for any given calendar quarter, the amount of Recurring Revenue the Loan Parties receive during such quarter multiplied by 4, less the annual contract value of Churned Customer Contracts from the beginning of such quarter until the financial reporting date, plus the annual contract value of existing customer contract increases from the beginning of such quarter until the financial reporting date.
“Approved Budget” is defined in Section 5.2(e).
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and a permitted assignee, in the form of Exhibit F or such other form as shall be approved by Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.8(b).

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“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Bankruptcy Law” means the Bankruptcy Code or any other foreign, federal or state bankruptcy, insolvency, receivership, creditors’ rights or similar law.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.8(b).
“Benchmark Floor” means the benchmark rate floor provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR. As of the Restatement Date the Benchmark Floor is equal to 0.00%.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent (at the direction of Collateral Agent) and Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Benchmark Floor on any date of determination, the Benchmark Replacement will be deemed to be the Benchmark Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or a negative value or zero), that has been selected by Administrative Agent (at the direction of Collateral Agent) and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Term Loan Alternate Base Rate”, the definition of “Interest Period”, the definition of “Business Day”, timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent (at the direction of Collateral Agent) decides in its reasonable discretion and in consultation with Borrower may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent (at the direction of Collateral Agent) decides

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is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Term SOFR Administrator, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator of such Benchmark, a resolution authority with jurisdiction over the administrator of such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator of such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof or the regulatory supervisor for the administrator of such Benchmark or such component thereof) announcing that all Available Tenors of such Benchmark are no longer representative.
“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark and solely to the extent that such Benchmark has not been replaced with a Benchmark Replacement in accordance with Section 1.8(b), the period (a) beginning at the time that such Benchmark Replacement Date has occurred and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder pursuant to Section 1.8(b).

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“Board” means Parent’s board of directors.
“Borrower” is defined in the preamble.
“Borrower’s Books” mean all Borrower and each of its Subsidiary’s books and records including ledgers, federal and state Tax Returns, records regarding their assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrowing Resolutions” mean, with respect to any Person, those resolutions adopted by such Person’s board of directors and delivered by such Person to Administrative Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its Secretary or other authorized officer on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agents and Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to them a further certificate canceling or amending such prior certificate.
“Business Day” means any day other than (a) a Saturday, Sunday or ~~other~~ day on which ~~banking institutions in the State of California or the State of~~banks in New York City are authorized or required by law ~~or other governmental action to close; provided, however, that, when used with reference to a Loan at LIBOR Rate (including the making, continuing, prepaying or repaying of such Loan), the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.~~to close and (b) with respect to any calculation of Term SOFR, a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Plus Availability” means Borrower’s and any Loan Party’s Unrestricted Cash subject to a Control Agreement plus (ii) amounts available for borrowing under the Term Loan.
“Cash” or “Cash Equivalents” means (a) cash, (b) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition, (c) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (d) certificate of deposit, time deposits, Eurodollar time deposits or overnight bank deposits having maturities of nine months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (e) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of (a) through (d) of this definitions; or (f) equivalents to the

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foregoing investments in any foreign jurisdiction in which Borrower or its Subsidiaries conduct business.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the IRC.
“Churned Customer Contracts” mean each of Borrower’s customer’s contracts that (a) Borrower has been advised or otherwise knows will not be renewed at the end of the current term of such contract, or (b) if such customer’s contract with Borrower does not automatically renew at the end of its then current term, Borrower has not been notified by such customer that it is renewing or extending its contract.
“Claiming Loan Party” is defined in Section 8.10(b).
“Closing Fee” means Seven Million Dollars ($7,000,000).
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of ~~California~~New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of ~~California~~New York, the term “Code” ~~shall mean~~means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” means any and all properties, rights ~~and~~, title, interest or assets of Borrower described on Exhibit A.
“Collateral Agent” is defined in the preamble.
“Commitment Fee” means One Million Dollars ($1,000,000).
“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.
“Confidential Information” means, subject to the exclusions provided in Section 13.11, information that is generally not available to the public and either (i) is marked as confidential at the time disclosed, or (ii) should under the circumstances be reasonably expected to be confidential.
“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any Indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any Hedging Agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if

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not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement; provided that, with respect to clause (c) above, such amount shall be the net amount of such obligations.
“Contributing Loan Party” is defined in Section 8.10(b).
“Control Agreement” means any control agreement in form and substance satisfactory to Collateral Agent which is entered into among a Loan Party, Collateral Agent and the depository institution or intermediary at which such Loan Party maintains a Pledged Account, pursuant to which Collateral Agent obtains control (within the meaning of the Code) over such Pledged Account. For the purposes of any Pledged Account maintained outside of the United States, a debenture, in form and substance satisfactory to Collateral Agent shall be used in place of and shall constitute a “Control Agreement.” If an agreement of a different character than a Control Agreement or debenture is needed to perfect or charge a Pledged Account located outside of the United States, such agreement shall constitute a “Control Agreement.”
“Copyrights” mean any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Credit Extension” means any advance of funds under the Term Loan, including any interest added to any Credit Extension as provided in Section 1.3.
“Debt Ratio” means Total Debt divided by Annualized Recurring Revenue.
“Default Rate” is defined in Section 1.3(c).
“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Disposition” means with respect to any property, any sale, lease, sublease, sale and leaseback, assignment, participation, pledge, grant of security interest, conveyance, transfer, license or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is one year and one day following the last possible Term Loan Maturity Date; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time on or prior to the date that is one year and one day following the Term Loan Maturity Date.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary of ~~the~~ Borrower incorporated or organized under the laws of the United States, or any state or other political subdivision thereof, provided,

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however Domestic Subsidiary shall not include any FSHCO or any Subsidiary owned by a Foreign Subsidiary.
“Earn-out Obligations” means obligations consisting of earn-outs related to the enhanced performance of a Person acquired in connection with a Permitted Acquisition and that are not disguised installment payments of the initial purchase price.
“Effective Date” ~~is defined in the preamble~~means December 5, 2017.
“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Interests” mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, convertible debt or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest, provided that in the case of any convertible debt, such convertible debt shall be required to be Subordinated Debt.
“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.
“Erroneous Payment” is defined in Section 12.3(f)(i).
“Erroneous Payment Subrogation Rights” is defined in Section 12.3(f)(iv).
“Event of Default” is defined in Section 7.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) income or franchise Taxes imposed by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and (c) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 1.11(f), except in each case to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 1.11 and (d) U.S. federal withholding Taxes imposed under FATCA.
“FATCA” shall mean Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and any intergovernmental agreement entered into in connection with the implementation of such Sections of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“FCPA” is defined in Section 4.14.

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“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary of ~~the~~ Borrower not incorporated or organized under the laws of the United States, or any state or other political subdivision thereof.
“Fourth Amendment Effective Date” means August 7, 2020.
“FSHCO” means any Subsidiary substantially all of the assets of which consist of Equity Interests in (or of such Equity Interests and debt obligations owed or treated as owed) CFCs.
“Funding Date” means any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.
“GAAP” means generally accepted accounting principles for the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Immaterial Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary whose net asset value (excluding any Operating Expense Deposits) is less than $~~2,000,000~~7,000,000, where such valuation is calculated using the higher of (i) cost and (ii) book value, provided however, that once a Foreign Subsidiary no longer qualifies as an Immaterial Foreign Subsidiary, it can never again become an Immaterial Foreign Subsidiary.

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“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including interest whether charged at the Term Loan Interest Rate, the Term Loan PIK Interest Rate or otherwise) or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, including any earn-out obligations, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and not more than 3 days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such Person including indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) all obligations of such Person as an account party in respect of letters of credit, (j) all obligations of such Person in respect of bankers’ acceptances, (k) obligations in respect of Disqualified Stock, and (l) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise. The amount of any Indebtedness of any Person in respect of a Hedging Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Hedging Agreement had terminated at the end of such fiscal quarter. In making such determination, if any agreement relating to such Hedging Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined, in each case to the extent that such agreement is legally enforceable in Insolvency Proceedings against the applicable counterparty thereof. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.
“Indemnitee” is defined in Section 13.2(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Public Offering” means the initial underwritten sale or issuance of Borrower’s capital stock pursuant to a registration statement filed under the Securities Act of 1933, as amended.
“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Insolvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is greater than all of such Person’s assets, (b) such Person is engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has incurred, or reasonably believes that it will

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incur, debts beyond its ability to pay such debts as they generally become due (whether at maturity or otherwise), or (d) such Person is not “solvent” or is “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances.
“Intellectual Property” means, with regard to any Person, all of such Person’s right, title, and interest in and to the following:
(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)any and all source code;
(d)any and all design rights which may be available to it;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Intellectual Property Licenses” means any licenses or other similar rights in or with respect to Intellectual Property.
“Interest Payment Date” means the first Business Day of each month after the Effective Date.
“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Credit Extension and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three months thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from the first day of an Interest Period to the last day of such Interest Period. For purposes hereof, the date of a Credit Extension initially shall be the date on which such Credit Extension is made and thereafter shall be the effective date of the most recent conversion of such Credit Extension.
“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any stocks, bonds, notes, debentures or other obligations or securities of any other Person; (ii) any direct or indirect redemption,

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retirement, purchase or other acquisition for value, by Borrower or any Subsidiary of Borrower from any Person, of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business ~~and~~, (iv) all investments in any cryptocurrency or blockchain based investment and (v) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, whether entered into for hedging or speculative purposes or otherwise. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment and after giving effect to any return of capital, repayment or dividends or distributions in respect thereof received in cash with respect to such Investment.
“IP Security Agreement” is that certain Amended and Restated Intellectual Property Security Agreement executed and delivered by Borrower and each Joining Party to Collateral Agent dated as of the ~~Effective~~Restatement Date, as such may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.
“IRC” means the Internal Revenue Code of 1986, as amended from time to time.
“Joinder” means that certain Joinder in substantially the form attached as Exhibit E, hereto.
“Joining Party” means any Person signing a Joinder as a “Co-Borrower” (as defined in the Joinder) whereby such Person becomes bound to observe the requirements of this Agreement as provided in the Joinder.
“Lender(s)” mean (a) the Persons listed on Schedule 1.2 (other than any such Person that has ceased to be a party hereto) and (b) any Person that has become a party hereto as a Lender.
“Lender Expenses” are all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) and reasonable fees and expenses of accountants, advisors and consultants incurred by a Lender or an Agent (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents and the Warrants (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.
~~“LIBOR Rate” means, for any date of determination, the three-month London Interbank Offered Rate (rounded upward to the nearest 1/16 of one percent) that appears on Bloomberg at 11:00 am (London, England time) on the second full Business Day preceding the first day of such date of determination; provided, that if such index ceases to exist or is no longer published or announced, then the term “LIBOR Rate” shall mean the rate per annum determined by the Administrative Agent to be the average of rates per annum at which deposits in dollars are offered for a maturity comparable to such relevant interest period to three (3) major banks in the London interbank market in London, England at approximately 11:00 a.m. (England, London time), two Business Days prior to the first day of such date of determination. Notwithstanding the foregoing, the LIBOR Rate shall not be less than 0%.~~
~~“LIBOR Unavailability Notice” shall have the meaning assigned to such term in Section 1.3(e).~~

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“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan” means the Term Loan.
“Loan Documents” ~~are~~means, collectively, this Agreement, the Security Documents, the Omnibus Amendment and Restatement, the Successor Agency Agreement, the ACH Debit Consent, each Note, each Warrant and any other present or future agreement between Borrower and/or any Joining Party and/or for the benefit of Lenders and/or Agents, as all such may be amended, restated, supplemented, amended and restated or otherwise modified from time to time, provided that no Warrant will be treated as a Loan Document for purposes of Section 1.11.
“Loan Parties” mean Borrower, any Joining Party and any guarantor of such entities’ obligations under the Loan Documents.
“Loan Party” means any of the Loan Parties.
“Material Adverse Change” means any circumstance, occurrence, fact, condition (financial or otherwise) or change (including a change in ~~Applicable Law~~applicable law, event, development or effect) that, individually or in the aggregate, has had, or is reasonably likely to have, in the opinion of Collateral Agent or the Required Lenders, acting reasonably, a Material Adverse Effect.
“Material Adverse Effect” means (i) a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on the business, operations, affairs, performance, properties, revenues, assets, liabilities (including contingent liabilities), obligations, capitalization, results of operations (financial or otherwise), cash flows or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (ii) any material impairment of any Loan Party’s ability to exercise its rights or perform any of its obligations under this Agreement or any of the Security Documents or (iii) any prejudice to, restriction on or rendering unenforceable or ineffective, any obligation under this Agreement or any of the Security Documents or any Lien over all or any material portion of the Collateral or any right intended or purported to be granted under or pursuant to any of the Loan Documents to or for the benefit of Agents or Lenders. The final determination as to whether a Material Adverse Effect has occurred will be made by either Collateral Agent or the Required Lenders acting reasonably.
“Modification Fee” means Two Million Dollars ($2,000,000).
~~“Monthly Financial Statements” is defined in Section 5.2(a).~~
“Note” means for a Term Loan, the Note attached in substantially the form attached hereto as Exhibit E.
“Notice of Borrowing” means a written notice given by Borrower to Administrative Agent in accordance with Section ~~2.2(a)~~2.4, substantially in the form of Exhibit C, with appropriate insertions.
“Obligations” are each Loan Party’s obligations to pay when due any debts, principal, interest, Origination Fee, Commitment Fee, Lender Expenses, Prepayment Fee, if any, Closing Fee, Agent Expenses, Modification Fee, Amendment Fee and other amounts such Person owes Lender now or later, whether under this Agreement, the Loan Documents or otherwise, and including interest accruing after Insolvency Proceedings begin, and debts, liabilities, or

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obligations of such Person assigned to Lender, and to perform each Loan Party’s duties under the Loan Documents (other than any such obligations arising under the Warrant).
“OFAC” is defined in Section 4.13.
“Omnibus Amendment and Restatement” means that certain Omnibus Amendment and Limited Waiver, dated as of the Restatement Date, by and among Parent, Domo Utah, the Lenders, Collateral Agent and Administrative Agent.
“Operating Expense Deposits” mean Cash provided by Parent to its Immaterial Foreign Subsidiaries to fund such Subsidiaries’ then currently due operating expenses, including payroll, payroll taxes and other employee wage and benefits payments.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Origination Fee” means a payment in the amount of One Hundred Fifty Dollars ($150,000) due from Borrower to Lenders to initiate Lenders’ due diligence process.
“Participant Register” is defined in Section 13.1(f).
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Payment Recipient” is defined in Section 12.3(f)(i).
“Perfection Certificate” is defined in Section 4.1(a).
“Permitted Acquisition” means: any merger or consolidation or acquisition of all or substantially all of the capital stock or property of another Person, including the creation and capitalization of a Subsidiary in connection with such acquisition, in which: (a) the Board has approved such acquisition, (b) the Person so acquired is in the same or a similar line of business as Parent or a business reasonably related thereto, (c) the acquisition is non-hostile, (d) Parent is the sole surviving legal entity or any acquired Subsidiary is directly or indirectly owned by Parent and such entity (other than an Immaterial Foreign Subsidiary) becomes a Loan Party (in accordance with Section 5.10) hereunder within five Business Days after the closing of such transaction (or such longer period of time as agreed to in writing by Collateral Agent), (e) both before and after giving effect to such transactions, the Loan Parties have at least Fifty Million Dollars ($50,000,000) of Cash Plus Availability, (f) the total cost of all such mergers, consolidations or acquisitions in any given calendar year does not exceed (i) Ten Million Dollars ($10,000,000) in Cash (including without limitation any convertible debt and Cash payments for Earn-Out Obligations); provided that any brokers fees and other legal fees and expenses in connection with such mergers, consolidations or acquisitions do not exceed One Million Dollars ($1,000,000) in Cash in any calendar year), and (ii) Fifty Million Dollars ($50,000,000) in Equity Interests (but excluding any convertible debt), and (g) no Event of Default shall have occurred and be continuing either before consummation of such merger, consolidation or acquisition or after giving effect to such merger, consolidation or acquisition.
“Permitted Exclusive Licenses” mean exclusive licenses of Intellectual Property as to territory only and as to discreet geographical areas outside of the United States which are granted in the ordinary course of Borrower’s business provided that each such license is for value pursuant to arms-length terms and is for less than 24 months, including renewals.

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“Permitted Indebtedness” means:
(a)Indebtedness to Lenders under this Agreement and the other Loan Documents;
(b)Indebtedness existing on the ~~Effective~~Restatement Date and shown on the Perfection Certificates;
(c)Subordinated Debt;
(d)unsecured Indebtedness to trade creditors and Indebtedness pursuant to credit cards, in each case, incurred in the ordinary course of business;
(e)intracompany Indebtedness constituting a “Permitted Investment” under clause (b) of such term;
(f)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(g)Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;
(h)Indebtedness secured by deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business not to exceed an aggregate of $500,000 at any time outstanding;
(i)Indebtedness incurred pursuant to Hedging Agreements;
(j)obligations under software lease arrangements that are required to be capitalized under GAAP;
(k)guaranties of Permitted Indebtedness of any Loan Party;
(l)Earn-out Obligations;
(m)reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of Borrower or a Subsidiary thereof in an amount not to exceed an aggregate of $~~500,000~~4,300,000 at any time outstanding;
(n)Indebtedness incurred in connection with the financing of insurance premiums on an unsecured basis or secured solely by the insurance policies financed and proceeds thereof and not to any other property or assets; ~~and~~
(o)Permitted Receivables Financing; and
(p)~~(o)~~ extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (n) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.
“Permitted Investments” mean:
(a)Investments (including, without limitation, in Subsidiaries) existing on the ~~Effective~~Restatement Date and shown on the Perfection Certificates;
(b)Investments (i) in any Loan Party, (ii) by any Loan Party in any non-Loan Party not to exceed $500,000 in the aggregate per fiscal year, and (iii) by any non-Loan Party to any other non-Loan Party;

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(c)Investments consisting of Cash or Cash Equivalents;
(d)extensions of trade credit in the ordinary course of business;
(e)Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;
(f)Investments received in settlement of amounts due to ~~the~~ Borrower or any Subsidiary effected in the ordinary course of business or owing to ~~the~~ Borrower or any Subsidiary as a result of Insolvency Proceedings involving an Account Debtor;
(g)Investments consisting of deposit and securities accounts in which Agent has a perfected security interest to the extent required under Section 5.7;
(h)Investments accepted in connection with Dispositions permitted by Section 6.1;
(i)Permitted Acquisitions, including Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 6.4 of this Agreement, which is otherwise a Permitted Investment;
(j)Operating Expense Deposits; and Permitted Strategic Investments.
“Permitted Liens” mean:
(a)Liens existing on the ~~Effective~~Restatement Date and shown on the Perfection Certificates or arising under this Agreement and the other Loan Documents;
(b)Liens for unpaid Taxes, fees, assessments or other government charges or levies, either (i) not past due or (ii) do not have priority over Collateral Agent’s Liens and are being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the IRC and the Treasury Regulations adopted thereunder;
(c)purchase money Liens or capital leases (i) on Equipment and related software acquired or held by Borrower after the ~~Effective~~Restatement Date which is incurred for financing the acquisition of the Equipment and related software securing no more than $500,000 in the aggregate which remains outstanding, or (ii) existing on Equipment and related software when acquired prior to the ~~Effective~~Restatement Date, if the Lien is confined to the property and improvements and the proceeds of the Equipment and related software;
(d)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
(e)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent a security interest therein;
(f)licenses of Intellectual Property permitted under Section 6.1;

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(g)Liens in favor of other financial institutions arising in connection with customary charges relating to Borrower’s Deposit Accounts and/or Securities Accounts held at such institutions, provided that Borrower is in compliance with Section 5.7; and
(h)carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business where the underlying debt giving rise to such Liens is not overdue;
(i)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(j)deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business not to exceed an aggregate of $500,000 at ~~anytime~~any time outstanding;
(k)Liens in connection with Subordinated Debt;
(l)(i) Liens on Cash securing obligations permitted under clause (m) of the definition of Permitted Indebtedness and (ii) security deposits in connection with real property leases, the combination of (i) and (ii) in an aggregate amount not to exceed $~~500,000~~4,300,000 at any time;
(m)judgment Liens that do not constitute an Event of Default under Section 7.7; ~~and~~
(n)Liens in favor of First Corporate Solutions incurred in connection with the Permitted Receivables Financing; and
(o)~~(n)~~ Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets).
“Permitted Receivables Financing” means Indebtedness of the Loan Parties secured by Liens on Accounts, which Accounts have a fair market value not exceeding $6,000,000 in the aggregate for the term of this Agreement.
“Permitted Repurchase” means repurchases of a Borrower’s capital stock in an amount not to exceed $10,000,000 in the aggregate provided no Event of Default shall have occurred and be continuing either before or after giving effect to such Permitted Repurchase.
“Permitted Strategic Investment” means any minority Investment in a Person by a Loan Party, in which: (a) no Event of Default shall have occurred and be continuing either before consummation of such Investment or after giving effect to such Investment, (b) Parent demonstrates pro-forma compliance with the financial covenant set forth in Section 5.11, (c) Loan Parties maintain a minimum of $50,000,000 in Cash Plus Availability both before and after giving effect to such Investment (d) the Board has approved the Investment, (e) no Investment shall exceed $2,500,000 per Parent’s fiscal year, and the aggregate amount of all such Investments shall not exceed $5,000,000 per Parent’s fiscal year, and (f) Collateral Agent is given not less than ten (10) Business Days advance written notice of the proposed Permitted Strategic Investment.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

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“Pledge Agreements” mean, collectively, any local law pledge agreement relating to the Equity Interests or evidence of Indebtedness of any Subsidiary owned directly or indirectly by a Loan Party to the extent necessary or useful to perfect Collateral Agent’s security interest therein under applicable laws.
“Pledged Account” means any Deposit Account, Securities Account or Commodity Account or other similar account even though it may not precisely fit the definition of a Deposit Account, Securities Account or a Commodity Account; provided that “Pledged Account” shall not include (i) any Deposit Account exclusively used for payroll, payroll taxes and other employee wage and benefits payments to or for the benefit of a Loan Party’s employees provided that at no time shall such Deposit Account contain an amount in excess of the amount needed to fund the then currently due payroll, payroll taxes or other employee wage and benefit payments or (ii) cash collateral accounts permitted pursuant to clause (m) of the definition of Permitted Liens.
“Positive Cash Flow Condition” means Agent has confirmed its receipt of evidence from Borrower, satisfactory to Agent in its reasonable discretion, that in any trailing six-month period, Borrower has achieved Borrower’s Adjusted Cash Flow, measured as of the last day of the applicable month, is greater than zero.
“Prepayment Fee” means a payment equal to the amount of the Term Loan and Amendment Fee being prepaid (for the avoidance of doubt, including any capitalized interest on the Term Loan and Amendment Fee that has been added to principal) multiplied by the Prepayment Percentage.
“Prepayment Percentage” means (i) three percent (3.0%) of the Term Loan amount and Amendment Fee amount, each case prepaid on or after January 4, 2020 but prior to January 4 2021, (ii) two percent (2.0%) of the Term Loan amount and Amendment Fee amount, in each case, prepaid on or after January 4, 2021 but prior to January 4, 2022; (iii) one percent (1.0%) of the Term Loan amount and Amendment Fee amount, in each case, prepaid on or after January 4, 2022 but prior to the October 1, 2022; and (iv) zero percent (0.0%) of the Term Loan amount and Amendment Fee amount, in each case, prepaid on or after October 1, 2022.
“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or Administrative Agent (at the direction of Collateral Agent) determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then Administrative Agent (at the direction of Collateral Agent) may select a reasonably comparable index or source to use as the basis for the Prime Rate.
“Pro Rata Percentage” means, with respect to any Lender, a percentage equal to a fraction, the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate of the Term Loan Commitments of all Lenders.
~~“Quarterly Financial Statements” is defined in Section 5.2(b).~~
“Recipient” means (a) Administrative Agent, (b) Collateral Agent, and (c) any Lender, as applicable.

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“Recurring Revenue” means, for any given period, the aggregate revenue, net of any discounts, that the Loan Parties’ receive from written subscription agreements that are either (i) recurring or automatically renewing in nature, or (ii) originally for a term of at least one (1) year, which revenues are calculated on a basis consistent with the financial statements delivered to ~~the~~ Lenders prior to the Effective Date.
“Register” is defined in Section 13.1(d).
“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Related Fund” means, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Term SOFR Administrator, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convene by the Federal Reserve Board or the Federal Reserve Bank of New York or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, at any time, Lenders having funded Credit Extensions and having Term Loan Commitments representing more than 50% of the sum of all Credit Extensions and Term Loan Commitments at such time.
“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means any of the Chief Executive Officer, President, Chief Financial Officer and Treasurer of Borrower.
“Restricted License” is any material license agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license agreement or any other property subject to such license agreement, or (b) for which a default under or termination of which could interfere with Collateral Agent’s right to sell any Collateral. “Restricted Licenses” shall not include off-the-shelf software and services, open source code, application programming interfaces (APIs) and/or other Intellectual Property that are made commercially available under shrinkwrap or clickwrap licenses, online terms of service or use, or similar agreements.
“Retention Report” means a report prepared by an independent third party acceptable to Parent and Collateral Agent that analyzes the retention rate of Borrower’s customers, which report is delivered to Collateral Agent not more than fifteen (15) days prior to Borrower’s delivery of its Notice of Borrowing for the Credit Extension to be provided pursuant to the second sentence of Section 1.2(a).

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“Sanctioned Persons” is defined in Section 4.13.
“Sanctions” is defined in Section 4.13.
“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the United Stated federal government administering the Securities Act.
“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Securities Act” means the Securities Act of 1933, as amended, or any similar United States Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
“Security Documents” mean the Pledge Agreements, Perfection Certificates, IP Security Agreement, any Joinder, any Control Agreement, any Subordination Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or in connection with Section 5.8.
“SOFR” means, with respect to any day, the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Credit Extension, the SOFR Loans comprising such Credit Extension.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.
“Subordination Agreement” means any subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent entered into between Collateral Agent and the other creditor, on terms acceptable to Collateral Agent whereby a Person subordinates the Indebtedness of any Loan Party to such Person to the Indebtedness of any Loan Party to Collateral Agent and/or Lenders.
“Subordinated Debt” means indebtedness subject to a Subordination Agreement.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any synthetic lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
“Tax Returns” mean all returns, declarations, reports, schedules, forms or information return or statement of, or with respect to, Taxes filed or required to be filed with any Governmental Authority or depository.

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“Taxes” mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means the term loans made available by Lenders to Borrower pursuant to Section 1.2 of the Agreement, which amount shall not exceed One Hundred Million Dollars
($100,000,000).
“Term Loan Alternate Base Rate” means, for any day, the greater of (a) ~~7~~7.00% and (b) a fluctuating rate of interest per annum equal to the ~~Prime~~Alternate Base Rate in effect on such day plus 2.75%. Any change in the Term Loan Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as the case may be.
“Term Loan Commitment” means with respect to each Term Loan Lender, the commitment of such Lender to make Credit Extensions under the Term Loan hereunder as set forth on Schedule 1.2 directly below the column entitled “Term Loan Commitment,” or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, in all cases as the same may be reduced, terminated or adjusted as provided in the Agreement. The aggregate amount of Lenders’ Term Loan Commitments is ~~Eighty~~One Hundred Million Dollars ($~~80,000,000~~100,000,000).
“Term Loan Lender” mean each Lender with a Term Loan Commitment or with outstanding Term Loan.
“Term Loan Interest Rate” means, for any given ~~date of determination~~day, the greater of (a) ~~7~~7.00%~~,~~  and (b) ~~the LIBOR Rate~~a fluctuating rate of interest per annum equal to Adjusted Term SOFR plus ~~5.5~~5.50%; provided that at all times ~~during which there is an effective LIBOR~~after which Collateral Agent has delivered notice of a Benchmark Unavailability ~~Notice~~Period, the Term Loan Interest Rate ~~shall mean~~means the Term Loan Alternate Base Rate. Any change in the Term Loan Interest Rate due to a change in ~~the LIBOR Rate~~Adjusted Term SOFR shall be effective from and including the effective day of such change in ~~the LIBOR Rate~~Adjusted Term SOFR.
“Term Loan Maturity Date” means, for all Credit Extensions, April 1, 2025.
“Term Loan PIK Interest Rate” means two and one-half percent (2.5%) per annum.
“Term SOFR” means, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two Business Days prior to the first day of such period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m., New York City time, on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three Business Days prior to such Periodic Term SOFR Determination Day.

~~Credit~~Amended and Restated Loan and Security Agreement – Domo, Inc.

“Term SOFR Adjustment” means, for any calculation with respect to a SOFR Loan, 0.26161%.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent and the Required Lenders in their reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Terrorism Order” is defined in Section 4.14.
“Total Debt” means, for any given fiscal quarter, $100,000,000.
“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Person connected with and symbolized by such trademarks.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement, excluding the related Benchmark Replacement Adjustment.
“Unrestricted Cash” of any Person, shall mean Cash or Cash Equivalents of such Person, (a) that are not, and are not required to be, designated as “restricted” on the financial statements of such Person, (b) that are not contractually required, and have not been contractually committed by such Person, to be used for a specific purpose, (c) that are not subject to (i) any provision of law, statute, rule or regulation, (ii) any provision of the organizational documents of such Person, (iii) any order of any Governmental Authority or (iv) any contractual restriction (including the terms of any Equity Interests), in each case of (i) through (iv), preventing such Cash or Cash Equivalents from being applied to the payment of the Obligations, (d) in which no Person other than ~~the~~ Collateral Agent has a Lien other than Permitted Liens as set forth in subsection (h) of the definition of Permitted Liens, and (e) that are held in a Deposit Account or Securities Account, as applicable, in which ~~the~~ Collateral Agent has a valid and enforceable security interest, perfected by “control” (within the meaning of the applicable Code), but in all cases shall ~~exclude~~be reduced by the amount of such Person’s Indebtedness which is more than three (3) Business Days overdue.
“USA FREEDOM Act” means The Uniting and Strengthening America by Fulfilling Rights and Ending Eavesdropping, Dragnet-collection and Online Monitoring (USA FREEDOM ACT) Act of 2015, Public Law 114-23 (June 2, 2015), as may be amended.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as may be amended.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.
“Utah Joinder” means that certain Joinder, dated as of the Restatement Date, among Co-Borrower, Administrative Agent and Collateral Agent.
“Warrant” means the warrant to purchase Borrower’s preferred stock Borrower issues to each Lender on the Effective Date, as such Warrants may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.
[Signature page follows.]

~~Credit~~Amended and Restated Loan and Security Agreement – Domo, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
LENDER:
Special Value Continuation Partners, ~~LLC~~LP
Tennenbaum Enhanced Yield ~~Operating~~Funding I, LLC
Tennenbaum Energy Opportunities Co, LLC
TCP Direct Lending Fund VIII-U, LLC
TCP Direct Lending Fund ~~VIII-L~~VIII-A, LLC
TCP DLF VIII-L Funding, LP
TCP ~~Direct Lending Fund VIII-A~~Funding II, LLC
~~TCP Direct Lending Fund VIII-N~~TCPC Funding I, LLC
Each as Lenders
On behalf of each of the above entities:
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:
Name:
Title:

LENDER:
BlackRock DLF IX 2019-G CLO, LLC
as Lender

By:
Name:
Title:

COLLATERAL AGENT:
Obsidian Agency Services, Inc., as Collateral Agent
By:
Name:
Title:

ADMINISTRATIVE AGENT:
Wilmington Trust, National Association, as Administrative Agent
By:
Name:
Title:

BORROWER:

Domo, Inc., a Delaware corporation

By:
Name:
Title:

Domo, Inc., a Utah corporation

By:
Name:
Title:

ANNEX B

Amended and Restated Exhibits A and E

[see attached]

EXHIBIT A
COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s and any Joining Party’s real and personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of Borrower or any Joining Party, and regardless of where located, including, without limitation, all of Borrower’s and any Joining Party’s right, title and interest in and to the following property:
1.All Goods, Accounts (including health-care receivables), Deposit Accounts, Securities Accounts, Commodity Accounts and all other bank accounts, Equipment, Inventory, contract rights (including Intellectual Property and Intellectual Property Licenses) or rights to payment of money, leases, license agreements (including Intellectual Property and Intellectual Property Licenses), franchise agreements, General Intangibles (including Intellectual Property and Intellectual Property Licenses), Commercial Tort Claims, Documents, Instruments (including any Promissory Notes), Chattel Paper (including all tangible Chattel Paper and Electronic Chattel Paper), cash and Cash Equivalents, monies (whether or not in the possession or under the control of any Secured Party, or a bailee or Affiliate or branch of any Secured Party), Fixtures, letters of credit, Letter of Credit Rights (whether or not the letter of credit is evidenced by a writing), Securities, and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located;
2.All real property interests (including leaseholds, mineral rights, timber, etc.); and
3.All Books and records relating to the foregoing, and all additions, attachments, accessories, accessions and improvements to any of the foregoing, and all substitutions, replacements or exchanges therefor, and all Proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing; provided, that, the grant of security interest herein shall not extend to and the term “Collateral” shall not include (a) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (b) equipment subject to liens permitted pursuant to Subsection (c) of the definition of Permitted Liens where the agreements governing the Capital Lease Obligations or purchase money Indebtedness related thereto prohibit such security interest, for so long as such prohibition exists; (d) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to use trademark applications under applicable federal law; provided, that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (e) more than sixty-five percent (65%) of the total Equity Interests entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)) of any Immaterial Foreign Subsidiary, any FSHCO or any Foreign Subsidiary that is not a Loan Party or (f) (i) any Deposit Account exclusively used for payroll, payroll taxes and other employee wage and benefits payments to or for the benefit of a Loan Party’s employees or (ii) cash collateral accounts permitted pursuant to clause (m) of the definition of Permitted Liens.

EXHIBIT E
Joinder
This Joinder (the “Agreement”) is entered into as of [●], 20[●], by and between Wilmington Trust, National Association, as administrative agent (“Administrative Agent”), Obsidian Agency Services, Inc., as collateral agent. (“Collateral Agent” and, together with Administrative Agent, the “Agents”) and [●], a [corporation / limited liability company] (“Co-Borrower”).
WHEREAS Borrower, Lenders (as defined in the Original Loan Agreement), Administrative Agent and Collateral Agent (as defined in the Original Loan Agreement) entered into that certain Loan and Security Agreement, dated as of December 5, 2017 (as amended by that certain First Amendment to Loan and Security Agreement and Pledge Agreement, dated as of April 17, 2018, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of August 8, 2018, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of January 4, 2019, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of August 7, 2020, and as otherwise further amended, restated, supplemented or modified and in effect immediately prior to August 4, 2023, the “Original Loan Agreement” and, as amended by that certain Omnibus Amendment and Restated and Limited Waiver, dated as of August 8, 2023 (the “Omnibus Amendment”), by and among Borrower, Domo Utah, Lenders, Administrative Agent and Collateral Agent, the “Loan and Security Agreement”).
WHEREAS, as a condition to Agents and Lenders entering into the Omnibus Amendment, Agents and Lenders require that certain of Borrower’s Subsidiaries agree to become party to, and bound by, the Loan and Security Agreement, as modified by this Agreement, as Joining Party.
WHEREAS Co-Borrower is a Subsidiary.
WHEREAS Co-Borrower acknowledges and agrees that it derives a substantial benefit from the Loan and Security Agreement even if it does not directly receive proceeds thereunder, and that it is willing to deliver this Agreement in order to induce Lenders to continue extending such credit.
NOW, THEREFORE, based on the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Agents, Lenders and Co-Borrower hereby agree:
1.    Capitalized terms used but not defined herein shall have the meaning provided in the Loan and Security Agreement. The recitals set forth above are incorporated herein by reference.
2.    By signing below, Co-Borrower shall be bound by the Loan and Security Agreement as if it were Borrower with the following exceptions:
a.Co-Borrower is a    [corporation/ LLC/etc.];
b.Co-Borrower shall not be entitled to submit a Notice of Borrowing or otherwise be entitled to require Lenders to make a Credit Extension to Co-Borrower, it being acknowledged that only Borrower has any right to such obtain funds from Lenders;
c.Co-Borrower need not maintain separate insurance as long as it is covered under Borrower’s insurance in compliance with Section 5.6 of the Loan and Security Agreement.
d.Co-Borrower need not provide the periodic information or reports required by Section 5.2 of the Loan and Security Agreement as long as the information and reports submitted by Borrower contains complete and accurate information for Co-Borrower; and

e.Neither Administrative Agent, Collateral Agent nor Lender shall be required to provide Co-Borrower with any notice or other deliverables under the Loan and Security Agreement, it being agreed that Co-Borrower shall look exclusively to Borrower for all such items. In furtherance thereof, to the extent that Administrative Agent, Collateral Agent or Lenders have any duties, obligations or responsibilities to Borrower under the Loan and Security Agreement, those duties, obligations and responsibilities will be limited to Borrower and not extend to Co-Borrower.
3.    In accordance with Section 5.10 of the Loan and Security Agreement, Co-Borrower by its signature below becomes a Loan Party and Joining Party under the Loan and Security Agreement and the other Loan Documents with the same force and effect as if originally named therein as Borrower, and Co-Borrower hereby (a) agrees to all the terms and provisions of the Loan and Security Agreement applicable to Borrower and to Co-Borrower as a Loan Party and Joining Party thereunder, (b) unconditionally guarantees, jointly with Borrower and any Joining Parties and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations and (c) represents and warrants that the representations and warranties made by Borrower and by Co-Borrower as Loan Party and Joining Party thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, Co-Borrower, as security for the payment and performance in full of the Obligations, does hereby create and grant to Collateral Agent, and any successor thereto, for the benefit of Agents and Lenders, and their successors and assigns, a security interest in and lien on all of Co-Borrower’s right, title and interest in and to the Collateral (as defined in Exhibit A) of Co-Borrower as a Joining Party. Each reference to “Borrower” in the Loan and Security Agreement shall be deemed to be a reference to Co-Borrower except with respect to those provisions set forth in Section 2 of this Agreement.
4.    [Co-Borrower’s securities have not been certificated, and Co-Borrower shall not certificate its securities without Collateral Agent’s prior written consent. If Co-Borrower certificates its securities, it shall immediately deliver the original certificate evidencing such securities to Collateral Agent and shall follow Collateral Agent’s directions regarding such securities after the occurrence and during the continuation of any Event of Default.]
5.    The provisions of Sections 11, 13 and 14 of the Loan and Security Agreement are incorporated herein by reference, mutatis mutandis. Except as expressly supplemented hereby, the Loan and Security Agreement shall remain in full force and effect.
6.    Co-Borrower acknowledges that the providing of this Agreement to Agents is integral and material to Agents’ and Lenders’ decision to proceed with the Omnibus Amendment and continuing to provide credit accommodations under Loan and Security Agreement, without which Agents and Lenders would not proceed. Co-Borrower further agrees that it is receiving substantial and material benefits from Borrower’s execution of the Omnibus Amendment and receipt of the loan proceeds under the Loan and Security Agreement, even if the loan proceeds have not directly been made available to Co-Borrower. At a minimum, Co-Borrower acknowledges that it has received reasonably equivalent value in connection with the execution and delivery of this Agreement. Co-Borrower waives, for itself and any successors (e.g., an assignee for the benefit of creditors, a receiver, a trustee in Bankruptcy, a debtor-in-possession, etc.), to the fullest extent provided by law, any rights or remedies regarding the enforceability of this Agreement, including without limitation, that Co-Borrower did not receive adequate consideration in connection with this Agreement or any of the transactions or agreements relating thereto.
[signatures continued on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.
COLLATERAL AGENT:
Obsidian Agency Services, Inc.
By:
Name:
Title:
ADMINISTRATIVE AGENT:
Wilmington Trust, National Association
By:
Name:
Title:
CO-BORROWER:
[_________________________________]
By:
Name:
Title:

ANNEX C

Schedule 5.13

1.Within 10 Business Days after the Restatement Date (or such later date as determined by the Collateral Agent in its sole discretion), the Loan Parties shall deliver a favorable written opinion of Wilson Sonsini Goodrich & Rosati, counsel to the Loan Parties (A) addressed to the Administrative Agent, Collateral Agent and the Lenders and (B) covering such matters relating to the Loan Parties, this Amendment, the other Loan Documents and the transactions described herein as the Administrative Agent, Collateral Agent or the Lenders shall reasonably request.

2.Within 30 days after the Restatement Date (or such later date as determined by the Collateral Agent in its sole discretion), for each Pledged Account maintained by any Loan Party, the Loan Parties shall cause the relevant depository bank or securities intermediary, as applicable, to enter into a Control Agreement with respect to each such Pledged Account pursuant to which the Collateral Agent will obtain “control” (as defined in the Uniform Commercial Code of the State of New York) over such Pledged Account for the benefit of the Collateral Agent, the Administrative Agent and the Lenders.

3.Within 30 days after the Restatement Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received evidence reasonably satisfactory to it that (i) all property policies (A) have a lender’s loss payable endorsement showing the Collateral Agent as lender loss payee, (B) waive subrogation against the Collateral Agent and (C) provide that the insurer must give the Collateral Agent at least 30 days’ notice before canceling, amending, or declining to renew its policy (other than with respect to nonpayment of premium, for which ten days’ notice shall be required) and (ii) all liability policies (A) have loss payable and additional insured endorsements showing the Collateral Agent as an additional insured, (B) waive subrogation against the Collateral Agent and (C) provide that the insurer shall give the Collateral Agent at least 30 days’ notice before canceling, amending, or declining to renew its policy.

ANNEX D

Amended and Restated Intellectual Property Security Agreement

[see attached]